UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule §240.14a-12
MANHATTAN ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 1000
Atlanta, Georgia 30339
(770) 955-7070
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2009
     NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Friday, May 29, 2009 (the “Annual Meeting”), to consider and act upon:
1.	the election of three directors to the Company’s Board of Directors;

2.	a proposal to amend the Company’s stock incentive plan;

3.	a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 31, 2009, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
/s/ David K. Dabbiere
David K. Dabbiere
Senior Vice President and Chief Legal Officer
April 21, 2009
Atlanta, Georgia
IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET, BY TELEPHONE, OR MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 29, 2009:
The proxy statement and annual report to shareholders are available at http://www.manh.com/proxy09

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 1000
Atlanta, Georgia 30339
_______________________
Proxy Statement
_______________________
Annual Meeting of Shareholders
To Be Held May 29, 2009
_____________________
INFORMATION CONCERNING SOLICITATION AND VOTING
Shareholders Meeting
     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “our” or “we”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Friday, May 29, 2009, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 21, 2009, to all shareholders entitled to vote at the Annual Meeting.
Shareholders Entitled to Vote; Quorum
     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2009 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2009, the Company had outstanding and entitled to vote 23,064,608 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by voting through the Internet or by telephone or in person at the Annual Meeting.
     The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person, voting through the Internet or telephone or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” both will be counted toward fulfillment of quorum requirements. Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions, and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.
Counting of Votes
     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy and other voting methods described in the Proxy provide a means for a shareholder to vote upon each of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement, including a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast—that is, the nominees who receive the most votes for the available directorships will be elected as Directors.

     The accompanying Proxy and other voting methods described in the Proxy also provide a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Assuming a quorum is present, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, approval of the amendment to our 2007 Stock Incentive Plan, and approval of any other matters as may properly come before the meeting require that the votes cast in favor of each matter exceed the votes cast against such matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the results of the vote with respect to such proposals.
Proxies
     When the enclosed Proxy is properly signed and returned, or submitted via Internet or telephone as described on the Proxy, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, in favor of approval of the amendment to our 2007 Stock Incentive Plan, and in favor of ratification of the appointment of our independent registered public accounting firm.
Proxy Solicitation Costs
     The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing and mailing of proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation. We have also hired Georgeson, Inc. to distribute and solicit proxies. We will pay Georgeson, Inc. $7,500, plus reasonable out-of-pocket expenses, for these services. The Company will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the amount and percent of shares of Common Stock that, as of January 19, 2009, unless a different date is noted below, are deemed under the rules of the Securities and Exchange Commission (the “SEC” or “Commission”) to be “beneficially owned” by (i) each member of the Board of Directors of the Company and each nominee to become a member of the Board of Directors, (ii) the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers (referred to herein as the “named executive officers”), (iii) all directors and executive officers of the Company as a group, and (iv) any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned(1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Eddie Capel (2).	192,663	*
Brian J. Cassidy (3).	213,475	*
David K. Dabbiere (4).	125,802	*
Paul R. Goodwin (5).	106,075	*
John J. Huntz, Jr. (6).	158,794	*
Pervinder Johar (7).	162,413	*
Pete Kight (8).	17,717	*
Dan Lautenbach (9).	17,717	*
Jeffrey S. Mitchell (10).	512,798	2.12%
Thomas E. Noonan (11).	141,075	*

	Common Stock
	Beneficially Owned(1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Deepak Raghavan (12).	167,045	*
Peter F. Sinisgalli (13).	829,757	3.40%
Dennis B. Story (14).	167,646	*
Artisan Partners Limited Partnership (15).	2,371,100	10.1%
Bank of America Corporation (16).	1,664,102	7.11%
Barclays Global Investors NA (17).	1,779,111	7.40%
Kornitzer Capital Management, Inc. (18).	1,676,988	6.98%
All executive officers and directors as a group (13 persons) (19)	2,812,977	10.77%

*	Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 23,722,669 shares outstanding as of January 19, 2009, and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following January 19, 2009 (“Presently Exercisable Options”), unless otherwise noted in the footnotes to this table. Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339.

(2)	Includes 163,750 shares issuable pursuant to Presently Exercisable Options. Mr. Capel became an executive officer in 2009.

(3)	Includes 178,500 shares issuable pursuant to Presently Exercisable Options.

(4)	Includes 100,375 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 97,500 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 147,500 shares issuable pursuant to Presently Exercisable Options.

(7)	Includes 147,500 shares issuable pursuant to Presently Exercisable Options. Mr. Johar left the Company in 2009.

(8)	Includes 12,500 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 12,500 shares issuable pursuant to Presently Exercisable Options

(10)	Includes 469,500 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 132,500 shares issuable pursuant to Presently Exercisable Options.

(12)	Includes 25,970 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 112,500 shares issuable pursuant to Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held by the trust controlled by his wife.

(13)	Includes 670,000 shares issuable pursuant to Presently Exercisable Options.

(14)	Includes 147,000 shares issuable pursuant to Presently Exercisable Options.

(15)	Based on a Schedule 13G/A jointly filed with the Commission on February 13, 2009 by Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (the general partner of Artisan Partners), ZFIC, Inc. (the sole stockholder of Artisan Investment Corporation), Andrew A. Ziegler, Carlene M. Ziegler, and Artisan Funds, Inc., relating to shares acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. The address of each of Artisan Partners, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler, and Artisan Funds, Inc. is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(16)	Based on a Schedule 13G/A jointly filed with the Commission on February 13, 2009 by Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, and Banc of America Investment Advisors, Inc., each of which has its principal place of business office at 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(17)	Based on a Schedule 13G filed with the Commission on February 5, 2009 filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG to report shares held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The address of Barclays Global Investors Canada Limited is Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada Ontario M5J 2S1. The address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany.

(18)	Based on a Schedule 13G filed with the Commission on January 9, 2009 by Kornitzer Capital Management, Inc. Includes 1,676,988 shares of common stock owned by various investment advisory clients of Kornitzer Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(19)	Includes 2,391,625 shares issuable pursuant to Presently Exercisable Options.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
     At the Annual Meeting, three directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Cassidy and Goodwin), three Class II directors (Messrs. Kight, Raghavan and Sinisgalli) and three Class III directors (Messrs. Huntz, Lautenbach and Noonan). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2011, 2009 and 2010 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.
     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
     The Board of Directors recommends a vote FOR the named nominees.
Nominees
Nominees to Serve as Class II Directors (Term Expires in 2012)
     Peter J. Kight, age 53, was appointed to the Board of Directors on October 18, 2007. Mr. Kight is the Vice Chairman and a director of Fiserv, Inc., a provider of information management systems and services to the financial and insurance industries. Mr. Kight founded CheckFree Corporation, a leading provider of electronic banking and payment services, and served as its Chairman and Chief Executive Officer from December 1997 until CheckFree’s acquisition by Fiserv in December 2007. Mr. Kight also served as Chairman and Chief Executive Officer of CheckFree Services Corporation from 1981 until 2007 and as its President from 1981 to 1999, and as President of CheckFree Corporation from 1997 to 1999. He is also director of Akamai Technologies, Inc., a publicly held company that distributes computing solutions and services.
     Deepak Raghavan, age 42, has served as a member of our Board of Directors since August 1998. Mr. Raghavan served as our Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Since January 2003, Mr. Raghavan has been enrolled as a full-time Graduate Student with the Department of Physics and Astronomy at Georgia State University, Atlanta, Georgia.
     Peter F. Sinisgalli, age 53, has served as our President and Chief Executive Officer and a member of our Board of Directors since July 1, 2004. Mr. Sinisgalli joined the Company in March 2004 as President and Chief Operating Officer, and assumed the role of Chief Executive Officer in July 2004. From April 2003 until February 2004, Mr. Sinisgalli served as President and Chief Executive Officer of NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce. From November 1996 until January 2003, Mr. Sinisgalli served as President and Chief Operating Officer of CheckFree Corporation.

Current Directors
     The members of the Board of Directors continuing in office as Class I directors, elected to serve until the 2011 Annual Meeting, are as follows:
     Brian J. Cassidy, age 63, has served as a member of our Board of Directors since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.
     Paul R. Goodwin, age 66, has served as a member of our Board of Directors since April 2003. From June 2003 through 2004, Mr. Goodwin served as a consultant to CSX Corporation, which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin served on the Board of the National Railroad Retirement Investment Trust from 2003 through 2006. From April 2000 until June 2003 when he retired, Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation. From April 1995 until April 2000, Mr. Goodwin served as Executive Vice President — Finance and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with entities affiliated with CSX Corporation. Mr. Goodwin chairs or serves on the investment committees for several foundations.
     The members of the Board of Directors continuing in office as Class III directors, elected to serve until the 2010 Annual Meeting, are as follows:
     John J. Huntz, Jr., age 58, has served as Chairman of our Board of Directors since April 2003 and has served as a member of our Board of Directors since January 1999. Mr. Huntz also serves as the Executive Director and the Head of Venture Capital at Arcapita, Inc., a leading international investment firm. Mr. Huntz has more than 25 years of private equity, venture capital and operational experience. Prior to joining Arcapita, Mr. Huntz worked from March 1994 through 2005 at the Fuqua companies, most recently as Managing Director of Fuqua Ventures. Mr. Huntz also served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a NYSE company. Mr. Huntz’s prior experience includes, from September 1989 to January 1994, Managing Partner of Noble Ventures International, a private equity firm. From 1984 to 1989, Mr. Huntz provided financial and investment management as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, he was an investment professional at Harrison Capital, a private equity investment subsidiary of Texaco. Mr. Huntz has served as a member of the Board of Directors of the National Venture Capital Association and the Securities and Exchange Commission’s Small Business Capital Formation Task Force Executive Committee, and founded and leads the Atlanta Venture Forum. Mr. Huntz also serves on the Board of Directors of Alloptic Inc., CardioMEMS, Inc. and Prenova, Inc. In addition, he is a Board member of the Metro Atlanta Chamber of Commerce, a Board member and past Chairman of the Georgia Logistics Innovation Council, a member of the Commission for a New Georgia, member of the Advisory Board of Imperial Innovations (Imperial College — London), the Advisory Board of the MIT Enterprise Forum, the Board of Georgia Advanced Technology Ventures (Georgia Tech), and Board of the Entrepreneurs Foundation. He also served as Chairman of the Atlanta Botanical Garden and is past President of the Atlanta Chapter of the Association for Corporate Growth.
     Dan J. Lautenbach, age 63, was appointed to the Board of Directors on October 18, 2007. He served as Chairman of Witness Systems, Inc., a provider of workforce optimization software and services, from December 2006, and as a director of that company from 2002, until it was acquired in May 2007. Since December 2001, Mr. Lautenbach has served as Chairman of DJL Consulting, a sales consulting organization. From May 2002 until March 2003, he served as the Executive Vice President, Worldwide Field Operations, for Centive Systems, Inc, an enterprise software incentive management system provider. From April 2001 to December 2001, he served as Senior Vice President of Global Sales and Operations for Vignette Corporation, a provider of content management software and services. Mr. Lautenbach was Vice President of Worldwide Software Sales for IBM and was General Manager for Software, Europe, Middle East and Africa, from 1997 to 2001, and prior to that held various management positions with IBM.

     Thomas E. Noonan, age 48, has served as a member of our Board of Directors since January 1999. From November 2006 until February 2008, Mr. Noonan served as the General Manager of IBM Internet Security Systems, a division of IBM providing information technology system security products and services. Mr. Noonan served as the President and member of the board of directors of Internet Security Systems, Inc., since May 1995, and as its Chief Executive Officer and Chairman of the board of directors from November 1996 until its acquisition by IBM in November 2006. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.
Board of Directors Meetings and Committees
     The Board of Directors currently consists of eight members, all of whom, with the exception of our President and Chief Executive Officer have been determined by the Board of Directors to be “independent” as that term is defined under the corporate governance rules of The Nasdaq Stock Market. In making these independence determinations, the Board of Directors considered the following immaterial relationship: the firm of which Mr. Huntz is Executive Director owns one of the Company’s customers from which the Company derives an immaterial amount of revenue. In compliance with Nasdaq corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management. The Board’s standing independent committees also regularly meet without management present.
     During the fiscal year ended December 31, 2008, the Board of Directors held four meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served that occurred during the portion of fiscal year 2008 during which each served as a director. Our Directors are invited to the annual meeting of shareholders, and one Director attended our 2008 annual meeting.
Director Compensation
     The non-employee Chairman of the Board of Directors receives an annual retainer of $150,000, payable in monthly installments on the first business day of each month. Non-employee members of the Board of Directors receive an annual retainer of $35,000 payable in quarterly installments on the first business day of each quarter. All non-employee members of the Board of Directors received $1,500 for each board meeting attended in 2008 and $1,500 for each committee meeting held independently of a board meeting. In 2008, we granted to each non-employee director stock options to purchase 2,500 shares of Common Stock and 833 shares of Common Stock at the beginning of each quarter during which they served as a director. All of these options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable immediately and have a term of seven years, and the shares vested immediately upon grant.
     The following table sets forth, for the year ended December 31, 2008, the total compensation earned for our non-employee members of the Board of Directors.

Director Compensation
	Fees Earned or
Name(1)	Paid In Cash	Stock Awards(2)	Option Awards(3)	Total
Brian J. Cassidy	$53,000	$79,085	$78,097	$210,182
Paul R. Goodwin	53,000	79,085	78,097	210,182
John J. Huntz, Jr.	150,000	79,085	78,097	307,182
Peter J. Kight	44,000	89,010	78,097	211,107
Dan L. Lautenbach	47,000	89,010	78,097	214,107
Thomas E. Noonan	53,000	79,085	78,097	210,182
Deepak Raghavan	41,000	79,085	78,097	198,182

(1)	Does not include employee directors. We report amounts paid to Mr. Sinisgalli, our only employee director, in the Summary Compensation Table below.

(2)	This column represents the dollar value of restricted stock awards for the year ended December 31, 2008 based on the amount recognized for financial statement reporting purposes in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R (“FAS 123R”) These award fair values have been determined based on the assumptions set forth in the Company’s 2008 Annual Report (Note 2, Stock-Based Compensation).

(3)	This column represents the dollar value of stock option awards for the year ended December 31, 2008, based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2008 Annual Report (Note 2, Stock-Based Compensation).

Non-Management Director Outstanding Stock Awards as of December 31, 2008
	Number of Shares of Unvested	Number of Shares Underlying
Name	Restricted Stock	Unexercised Stock Options
Brian J. Cassidy	—	176,000
Paul R. Goodwin	—	95,000
John J. Huntz, Jr.	—	145,000
Peter J. Kight	704	10,000
Dan L. Lautenbach	704	10,000
Thomas E. Noonan	—	130,000
Deepak Raghavan	—	110,000
Board of Directors Committees
     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. They include the Audit Committee, the Compensation Committee and the Nomination and Governance Committee. The Board has adopted charters for the Audit Committee, Compensation Committee and Nomination and Governance Committee which can be found in the Investor Relations section of our web site at www.manh.com.
     Audit Committee. During 2008, the Audit Committee consisted of Messrs. Huntz, Goodwin, Lautenbach and Noonan. Mr. Huntz serves as Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a Nasdaq-traded company, as well as the Audit Committee independence standards established by the Securities and Exchange Commission (the “SEC”). Further, the Board has determined that Messrs. Huntz, Goodwin and Noonan are “audit committee financial experts,” as defined by the rules of the SEC. Among other responsibilities, the Audit Committee recommends to the Board the selection and discharge of our independent registered public accounting firm, reviews the scope of the audit to be conducted by them, as well as the results of their audit, and reviews our internal controls and financial statements. The Audit Committee also reviews and discusses with management and our independent registered public accounting major financial risk exposure and steps management has taken to monitor and control such exposure. During the fiscal year ended December 31, 2008, the Audit Committee met four times.
     Compensation Committee. During 2008, the Compensation Committee consisted of Messrs. Noonan, Cassidy, Huntz and Kight. Mr. Noonan serves as Chairman of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the Nasdaq corporate governance rules. The Compensation Committee approves the compensation of all of our executive officers, including the Chief Executive Officer, reviews compensation plans of all directors, officers and other key executives and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and establishes the terms and conditions of all stock options granted under these plans. During the fiscal year ended December 31, 2008, the Compensation Committee met four times.
     Nominating and Governance Committee. During 2008, the Nominating and Governance Committee (the “Nominating Committee”) consisted of Messrs. Goodwin, Cassidy and Huntz. Mr. Goodwin serves as Chairman of the Nominating Committee. The Board of Directors has determined that all members of the Nominating Committee meet the independence requirements of the Nasdaq corporate governance rules. The Nominating Committee is appointed by the Board of Directors to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend that the Board select a slate of director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation, Bylaws and Georgia law; to recommend directors for appointment to each Board committee; to review the performance of the Board and its committees and make appropriate recommendations; and to oversee our corporate governance guidelines and periodically re-evaluate such corporate governance guidelines for the purpose of suggesting changes if appropriate. During the fiscal year ended December 31, 2008, the Nominating Committee met four times.
     In accordance with the provisions of our Bylaws, shareholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by shareholders for inclusion in the Board’s slate. The Nominating Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate director candidates for the Board.
     In identifying qualified individuals to become members of the Board of Directors, the Nominating Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Nominating Committee evaluates each individual’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board of Directors. The Committee generally identifies director nominees through the personal, business and organizational contacts of existing directors and management. However, the Committee may use a variety of sources to identify director nominees, including third-party search firms, counsel, advisors and shareholder recommendations.
Code of Ethics
     Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the Code of Business Conduct and Ethics policy in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than file a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our web site as necessary.
Executive Officers
     In addition to Peter F. Sinisgalli, the following individuals serve as our executive officers as of March 31, 2009:
     Dennis B. Story, age 45, has served as our Senior Vice President and Chief Financial Officer since joining the Company in March 2006. From February 2006 until he joined the Company, Mr. Story served as the Senior Vice President of Finance for Fidelity National Information Services, Inc. Prior to that, Mr. Story was the Senior Vice President of Finance for Certegy Inc., a financial services company, from 2004 until its merger with Fidelity National Information Services, Inc. in February 2006. Prior to his association with Certegy, Mr. Story served as Chief Financial Officer of NewRoads Inc., a privately-owned logistics provider, from September 2003 to September 2004, and Senior Vice President and Corporate Controller of credit reporting company Equifax Inc. from December 2000 until August 2003.
     Eddie Capel, age 47, has served as our Executive Vice President—Global Operations since January 20, 2009. In this capacity, Mr. Capel is responsible for the Company’s global product management, research and development, and customer support functions. Previously, Mr. Capel served as our Executive Vice President—Global Product Management and Customer Services from January 2008 through January 2009. From January 2005 to January 2007, Mr. Capel served as our Senior Vice President—Global Product Management and Global Customer Services and from January 2004 through January 2005 as our Senior Vice President Product Management. Prior to January 2004, he held various other positions with the Company. Prior to joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions (RTS), including chief operations officer and vice president, operations. He also served as director, operations, with Unarco Automation, an Industrial Automation/Robotics systems integrator. Prior to joining Unarco, Mr. Capel worked as a project manager and system designer for ABB Robotics in the United Kingdom.
     David K. Dabbiere, age 50, has served as Senior Vice President, Chief Legal Officer and Secretary of the Company since August 1998. From March 1998 to August 1998, Mr. Dabbiere served as Vice President, General Counsel and Secretary of the Company. From 1984 to 1998, Mr. Dabbiere was employed by The Procter & Gamble Company, most recently as Associate General Counsel. Mr. Dabbiere was responsible for, among other duties, the intellectual property matters for Procter & Gamble’s Beauty Care and Cosmetic & Fragrances sectors.

     Jeffrey S. Mitchell, age 41, has served as our Executive Vice President, Americas Operations since January 2005. Previously, Mr. Mitchell served as our Executive Vice President — Americas Sales and Marketing from January 2004 to January 2005. From April 1997 to January 2004, Mr. Mitchell held various sales management roles with the Company. From April 1995 until April 1997, Mr. Mitchell was a sales representative for The Summit Group, now a part of CIBER Enterprise Solutions, a provider of supply chain and ERP services. From May 1991 until April 1995, Mr. Mitchell served in various aspects of account management in the employer services division of Automatic Data Processing, Inc., providing outsourced payroll and human resources solutions.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
     The Company’s executive compensation program is comprised primarily of base salary, short-term cash incentives for achieving financial and operating results, and long-term equity-based incentives for increasing shareholder value over time. The objective of Manhattan’s compensation plan is to be highly performance-oriented, transparent in design, and to minimize exceptions and perquisites. Base salaries for the named executive officers for 2008 were increased by the Compensation Committee in January 2008 by an average of 6% in accordance with the Company’s normal annual salary increase process. Also in January 2008, the Compensation Committee approved the structure and performance goals for the 2008 short-term incentive program and the annual grants of equity-based long-term incentives consisting of stock options and restricted shares in accordance with the Company’s compensation philosophy established in 2007.
     Through the first-half of 2008, the Company performed above its targeted earnings per share expectations and slightly below its targeted revenue expectations. However, as general and industry-specific economic conditions deteriorated in the second-half of 2008, the Company completed the year below its targeted expectations and its stock price declined from $25.75 to $15.81 during the year. This decline in the Company’s performance and stock price impacted executive compensation in 2008 most noticeably in the areas of short-term incentive awards and the value of stock and options held by the Company’s executives. With regard to short-term incentive awards, actual payouts for 2008 performance were equal to 52% of target award opportunities for each of the named executive officers other than Mr. Mitchell. Mr. Mitchell’s actual payout was equal to 26% of his target award opportunity. All outstanding stock options held by the Company’s named executive officers were underwater as of December 31, 2008, and the value of their holdings declined by 39%. Overall, the Compensation Committee believes that the reduction in the payouts of incentive awards and in the value of the Company’s stock was a reasonable result given the Company’s performance.
     The continued deterioration of the U.S. and global economy, and the uncertainty that this creates for business planning purposes, has also impacted executive compensation decisions for 2009. For example, in February 2009 management recommended and the Compensation Committee approved no increases in base salary for any of the Company’s named executive officers. Also in February 2009, management recommended and the Committee approved the annual grant of stock options and restricted shares at the same number of shares as the prior year even though the grant date value of these awards was 40% lower than the prior year. The Company has also set, and the Compensation Committee has approved, what are believed to be reasonably difficult performance goals for purposes of determining any 2009 short-term cash incentives. Overall, the Compensation Committee believes that these actions are responsible and appropriate given the relevant facts and circumstances, and that the 2009 executive compensation program will remain effective in terms of attracting, retaining and motivating the talented individuals necessary to successfully execute the Company’s near term business plan while also focusing on long-term shareholder value creation.
     To that end, the Company is submitting a proposal to increase the number of shares available under its 2007 Stock Incentive Plan for shareholder approval at the annual meeting. The prior share reserve under the 2007 Stock Incentive Plan lasted through its intended time frame (2007-2009), and a new share reserve is needed to continue providing competitive and appropriate long-term incentive opportunities to key employees. A total of 2,400,000 shares are being requested under a “fungible” pool structure that counts each stock option grant as one share from the pool and each restricted stock grant as two shares from the pool. The Compensation Committee believes this structure provides maximum flexibility in determining the most effective mix of options and restricted stock going forward. The Compensation Committee believes that obtaining approval to issue these shares under the 2007 Stock Incentive Plan is critical to the execution of the Company’s overall compensation strategy and will allow for the creation of strong performance and retention incentives over the next several years. For further information, see “Proposal 2-Amendment to Manhattan Associates, Inc. 2007 Stock Incentive Plan” beginning on page 26 of this Proxy Statement. For the text of the proposed amendments see Annex A to this Proxy Statement.
Compensation of Executive Officers Generally
     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of four non-employee directors: Messrs. Noonan (Chairman), Cassidy, Huntz and Kight. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock and stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which the Company believes cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.
     Setting Executive Compensation: The Compensation Committee does consider pay information from other companies when making pay determinations for the Company’s executives, including the named executive officers. However, this is only one of many factors considered by the Compensation Committee when making pay determinations, and the Compensation Committee does not benchmark or target a precise percentile or pay level relative to this information. Instead, the Compensation Committee uses this information as a general guide to determine if the Company’s executive compensation levels in aggregate and by component are within a reasonable range of other similar companies.
     The precise nature of our peer comparison activities varies each year based on the needs of the Company and the Committee in making pay determinations. Generally, the Company’s peer comparison activities include a review of both peer group and survey data. For purposes of determining 2008 compensation, the peer group was comprised of the following companies:
•	ANSYS, Inc.

•	Ariba Inc

•	Aspen Technology, Inc.

•	Borland Software Corp.

•	Digital River, Inc.

•	Dynamics Research Corporation

•	Epicor Software Corp.

•	I2 Technologies, Inc.

•	Informatica Corporation

•	JDA Software Group, Inc.

•	Lawson Software, Inc.

•	MicroStrategy Incorporated

•	Nuance Communications, Inc.

•	Openwave Systems Inc.

•	Progress Software Corporation

•	RealNetworks, Inc.

•	Red Hat, Inc.

•	salesforce.com, Inc.

•	SPSS Inc.

•	Transaction Systems Arch.

•	Wind River Systems, Inc.

     Prior to its 2007 and 2008 Compensation Committee meetings, the Committee requested certain data from the Company in connection with its compensation analysis and also independently obtained compensation data from several sources. At the Committee’s 2007 and 2008 meetings, the Committee considered these analyses, including comparisons of the Company’s pay levels to the peer group and survey data for each element of compensation and in total. This information was considered by the Compensation Committee along with other relevant information, such as the performance of the Company and of each executive. Recommendations were also presented to the Compensation Committee by the Chief Executive Officer. (No other executive officer has input regarding the compensation of the named executive officers.)
     The survey data incorporated into the comparisons was obtained from the Presidio Pay Advisors Executive Compensation Study. The Committee also considered survey data from Mercer Consulting, Towers Perrin and Ernst & Young LLP as well as information obtained directly from proxy statements of similarly situated public companies. Both the peer group and survey data included in the comparisons reflect companies that were comparable with respect to revenue level, industry segment and competitive employment market to the Company.
     The Compensation Committee reviewed and considered the external market data, the performance of the Company and each individual executive, and the Chief Executive Officer’s recommendation. While it considered all of these factors, the Compensation Committee did not assign specific weightings to each factor it considered. After careful consideration of all appropriate factors, and applying the collective judgment of its members, the Compensation Committee approved specific pay adjustments for each executive, including the named executive officers.
     Base Salary. Minimum salaries for the named executive officers, other than the Chief Legal Officer, were established in their employment agreements with the Company. The salaries of the named executive officers are reviewed annually by the Compensation Committee for adjustment. When establishing base salaries of our executive officers for 2008, the Compensation Committee considered survey data and salaries within the peer group, as well as a variety of other factors, including the Company’s past financial performance and future expected performance, the performance of the executives, changes in the executives’ responsibilities, the Chief Executive Officer’s recommendations and cost-of-living and other local geographic considerations in determining base salary, where applicable. Generally, we believe that our executives’ base salaries should be targeted near the median of the range of base salaries for executives in similar positions at comparable companies. The Company does not however tie salaries to the achievement of specific financial performance objectives, as significant portions of the named executive officers’ total compensation—i.e., bonuses and equity compensation—are already based on such objectives.
     While it considered survey and peer company data, the Company’s financial performance, the recommendations of the Chief Executive Officer and the other factors described above, the Compensation Committee did not assign specific weightings to each factor it considered. In setting each named executive’s 2008 salary, the Compensation Committee also weighed heavily whether it subjectively believed that such executive had done a good job in the prior year. In years in which a named executive officer is promoted or given additional responsibilities, such facts are considered in determining such named executive officer’s base salary.
     The actual base salaries paid to the named executive officers in 2008 are disclosed in the Summary Compensation Table.
     Incentive Bonuses. The purpose of the Company’s short-term incentive plan (its annual cash incentive plan) is to correlate incentive bonuses with the achievement of annual corporate performance. For all named executive officers other than Mr. Mitchell, the short-term incentive opportunity for 2008 was based solely on corporate performance with regard to consolidated revenue and adjusted earnings per share (“adjusted EPS”). In 2008, Mr. Mitchell’s short-term incentive opportunity was based both on corporate performance with regard to consolidated revenue and adjusted EPS and on the Americas region recognizable license revenue. Consolidated revenue is a GAAP (generally accepted accounting principles) financial figure shown on the Company’s income statement. Adjusted EPS is a non-GAAP financial figure and is the Company’s earnings per share after excluding amortization of intangible assets, stock-based compensation expenses, restructuring charges, asset impairment charges, sales tax recoveries, and unusual tax adjustments. Americas’ recognizable license revenue is a GAAP financial figure shown in Note 8, Reporting Segments of the Company’s Notes to Consolidated Financial Statements of the Company’s Form 10-K for the year ended December 31, 2008. In addition, when the Company establishes its annual budget, it does not plan for common stock repurchases. As a result, the earnings per share benefit from common stock repurchases, if applicable, is eliminated from the calculation of the adjusted EPS portion of annual incentives.

These definitions were developed to reflect the underlying operating variables while attempting to minimize any unintended consequences. For 2008, the Compensation Committee amended the annual cash incentive plan to exclude hardware and other revenue from the annual cash incentive plan targets to better align our revenue and adjusted EPS growth objectives.
     The Company’s management uses non-GAAP measures to manage the business and evaluate its performance. Management believes adjusted EPS results are useful to investors in evaluating the Company’s operating performance on a comparable basis to other software companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Before any payouts are made under the bonus plan based on the achievement of Company metrics, the Compensation Committee reviews the results to confirm that the Company metrics have been achieved and the bonus payout percentages have been calculated according to the Company’s annual cash incentive plan.
     Consolidated revenue and adjusted EPS were weighted equally in the calculation of incentive bonuses to the named executive officers for 2008, except with respect to Mr. Mitchell. Half of Mr. Mitchell’s bonus was based on the Company’s consolidated revenue and adjusted EPS (with each measure weighted 25%) and the other half was based on Americas’ recognizable license revenue due to his responsibility for overall license revenues as Executive Vice President, Americas Operations. Individual performance was not a factor in the determination of these incentive bonuses. Individual performance was intentionally excluded from the incentive bonus formula for named executive officers in order to focus and reward the team for collectively achieving the Company’s objectives. The Committee believes that the combination of consolidated revenue, adjusted EPS, and Americas’ recognizable license revenue creates the proper balance for motivating and rewarding profitable growth in the near term that will translate into strong returns for shareholders over the long-term.
     In order for the Company’s executive officers to earn their cash incentive compensation, a minimum percentage of the Company’s targeted incentive goal amounts for consolidated revenue and adjusted EPS, and, in the case of Mr. Mitchell, Americas’ recognizable license revenue must be attained. If these performance goals are not fully attained, named executive officers receive less than their target incentive opportunity. If performance goals are exceeded, executive officers receive more than their target incentive opportunity in the final quarter of the year, as incentive payouts for the first three quarters of the year are capped at 100% of target. No cash incentive bonuses are paid if performance is below a minimum threshold level, and maximum cash incentive bonuses are capped at 200% of the participant’s target incentive opportunity. For 2008, the percentages of targeted consolidated revenue, adjusted EPS, and, in the case of Mr. Mitchell, Americas’ recognizable license revenue achieved were calculated quarterly, and quarterly payouts were made if the achieved percentages exceeded the respective threshold percentage of both the quarterly prorated and year to date targeted incentive goals.
     The following table provides the 2008 cash incentive payout targets as a percentage of the targeted incentive goals for consolidated revenue and adjusted EPS.
2008 Short-Term Incentive Plan Design

	Company Performance	Participant Incentive
	% of Plan Target	Payout % of Target
Consolidated Revenue
Threshold goal	91%	0%
Target goal achieved	100%	100%
Maximum goal achieved	109%	200%

Adjusted EPS
Threshold goal	83%	0%
Target goal achieved	100%	100%
Maximum goal achieved	117%	200%

Payouts for consolidated revenue and adjusted EPS amounts achieved between threshold goal and target goal and between target goal and maximum goal are calculated on a straight line interpolati

     The following table provides the 2008 cash incentive payout targets as a percentage of Mr. Mitchell’s targeted incentive goals for Americas’ license revenue.
2008 Short-Term Incentive Plan Design

	Company Performance	Participant Incentive
	% of Plan Target	Payout % of Target
Americas’ Recognizable License Revenue
Threshold goal	87%	50%
Target goal achieved	100%	100%
Maximum goal achieved	113%	200%

Payouts for Americas’ recognizable license revenue amounts achieved between threshold goal and target goal and between target goal and maximum goal are calculated on a quarterly basis.
     In setting performance goals, the Compensation Committee reviews and evaluates the operating plan prepared by senior management as part of its annual budgeting process. In approving performance goals, the Compensation Committee considers the degree of difficulty and probability of achieving the target performance requirements. The annual incentive plan is designed to emphasize the creation of shareholder value through growth in consolidated revenue and adjusted EPS as well as Americas’ recognizable license revenue. The specific bonus targets have been selected so that the relative difficulty of achieving the 2008 consolidated revenue, adjusted EPS, and Americas’ recognizable license revenue targets increased as compared to 2007 actual results.
     As part of the annual budgeting process, senior management prepares an annual budget, which considers a variety of factors including but not limited to: global economic trends, supply chain management market information technology investment and growth trends as published by leading industry analysts, the competitive position of our software products, the level of investment in product development to maintain sustainable competitive advantage and historical financial performance. The Company’s goal is to extend its position as a leading global supply chain solutions provider by increasing its revenues faster than its competitors. Based on the aforementioned factors, for 2008, senior management recommended to the Board of Directors a 2008 budget that included objectives of increasing both consolidated revenue and adjusted EPS by over twice the market growth rate of 5-6%. In connection with setting the annual incentive plan objectives, the Compensation Committee reviewed senior management’s proposed 2008 budget and the critical assumptions underlying it and, based on the collective judgment of the Compensation Committee, approved the budgeted targets. For 2008, these budgeted revenue, adjusted EPS, and Americas’ recognizable license revenue targets were designated the target performance requirements for payouts under the annual incentive plan.
     The actual incentive payouts as a percent of target were between 26% to 52% for 2008, 97% for 2007 and 85% for 2006. The fact that incentive targets have not been fully achieved for the past three years leads the Committee to believe that performance requirements have been reasonably set for incentive purposes.
     The following table sets forth each named executive officer’s full year bonus targets, payout amounts and payout percentages earned in 2008:

		2008 Annual Cash Bonus Performance
Name	Title	Target	Payout	Payout %
Peter F. Sinisgalli	President, Chief Executive Officer and Director	$460,000	$238,050	52%
Dennis B. Story	SVP, Chief Financial Officer	195,000	100,913	52%
David K. Dabbiere	SVP, Chief Legal Officer	155,000	80,213	52%
Pervinder Johar	SVP, Chief Technology Officer	200,000	103,500	52%
Jeffrey S. Mitchell	EVP, Americas Operations	450,000	116,438	26%
Eddie Capel	EVP, Global Operations	200,000	148,500	74%
     The Compensation Committee retains the right to exercise discretion to either increase or decrease a participant’s incentive bonus under the short-term incentive plan. The Compensation Committee did not exercise this right with regard to incentive bonuses for executive officers in 2007 or 2008, but for 2008 did award discretionary bonuses outside of the plan to Messrs. Mitchell and Dabbiere as described below.
     Discretionary Bonuses. In January 2008, the President and Chief Executive Officer recommended and the Compensation Committee reviewed and approved a $10,000 discretionary bonus for Mr. Dabbiere based on the successful management of the Company’s human resources organization during a transition of executive leadership. Mr. Dabbiere’s bonus amount was determined based on a level commensurate with his contribution. In February 2009, the President and Chief Executive Officer recommended and the Compensation Committee reviewed and approved a discretionary bonus of $56,250 for Mr. Mitchell based on his additional leadership efforts in achieving competitive wins in strategic deals greater than $1 million in license revenue in a difficult selling environment in the second half of 2008 due to rapid decline in the global macro-economic environment. The bonus award amount was equal to 25% of the maximum amount payable under Mr. Mitchell’s license revenue short-term incentive plan.
     Equity Incentives. Stock incentives are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Stock incentives include but are not limited to stock option awards and restricted stock awards. Generally, stock incentives are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock incentives are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options and restricted stock to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2008, an aggregate of 58,667 shares of restricted Common Stock and options to purchase 176,000 shares of Common Stock were granted to the Company’s named executive officers. To continue the efficacy of the Company’s long-term equity incentive program, the Company is asking shareholders to approve an amendment to its stock incentive plan to increase the number of shares available for issuance thereunder, as described in more detail elsewhere in this Proxy Statement.
     Equity-based compensation is an important and significant component of executive compensation at the Company. In setting the form and level of equity grants for named executive officers, the Compensation Committee considers a variety of factors including:
•	Market competitive levels of total compensation

•	Market competitive levels of equity-based compensation

•	The Company’s recent performance and trends

•	The executive’s recent performance and potential future contribution

•	The retention strength of previously granted outstanding awards

•	The resulting annual grant rate from aggregate awards

•	The resulting availability of shares under shareholder approved equity plans

•	The resulting cost to the Company
     The Compensation Committee determined that a long-term incentive program that relied on a blend of 75% stock options and 25% restricted stock is effective due to the following factors:
•	More closely reflects competitive market practices

•	Retains a strong performance orientation and direct shareholder alignment

•	Improves the retention strength of the program compared to a program that relies 100% on stock options

•	Reduces annual share usage (dilution) compared to a program that relies 100% on stock options, since restricted shares are granted in smaller amounts than options

•	Better aligns company cost and participant retention
     In considering grant levels for named executive officers, other than the Chief Executive Officer, in 2008, the Compensation Committee established a target award based on its deliberations, independent reviews, knowledge and consultations and the compensation surveys.

     These grant guidelines are share-denominated. In approving grant levels for the named executive officers, the Compensation Committee also reviewed aggregate grant levels for all recipients in order to ensure that the annual grant rate was within competitive norms and sustainable over time.
     In considering grant levels for the Chief Executive Officer in 2007, the Compensation Committee acted within the context of negotiating a renewal of his employment contract. Given the Chief Executive Officer’s strong leadership and performance, securing his services for subsequent years was a high priority of the Compensation Committee and the Board. To assist in developing a competitive and effective employment offer, including equity-based compensation, the Compensation Committee engaged Mercer Human Resource Consulting. In consultation with Mercer, the Compensation Committee established equity grant levels for 2007 that were deemed advisable to secure the Chief Executive Officer’s employment through April 12, 2012. Mr. Sinisgalli continues to be eligible to receive annual long-term incentives at the discretion of the Compensation Committee in accordance with the factors considered by the Committee for grants to the named executive officers generally, as described above.
     The Committee intends to review the form and level of equity grants to named executive officers in future years relative to the factors cited above. There is no precise formula or weighting applied to these factors as changing business conditions, competitive market practices and regulations necessitate differing priorities to maximize effectiveness while minimizing cost and dilution.
     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. The Company’s tax-qualified deferred compensation 401(k) Savings Plan (the “401(k) Plan”) covers all of the Company’s eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 60% of their annual compensation subject to a maximum of $15,500. The Company provides additional matching contributions in the amount of 50% up to the first 6% of salary contributed under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company will be deductible by the Company when made.
Compensation of the Chief Executive Officer
     The Committee annually reviews the performance and compensation of the Chief Executive Officer, in addition to each of the other named executive officers, based on its assessment of his past performance and its expectation of his future contributions to the Company’s performance.
     The Compensation Committee determined to set compensation levels for the Chief Executive Officer and the Executive Vice President—Americas Operations higher than the other named executive officers because they had the potential to make, and did make, the greatest impact on our business and financial results. The Chief Executive Officer, Mr. Sinisgalli, among other responsibilities, bears the responsibility for ensuring that the Company is healthy and profitable as a whole. Mr. Mitchell, the Executive Vice President—Americas Operations, is responsible for all of the Company’s Americas revenues, which generally comprise about 80% of the Company’s total revenues and which are crucial to the success and health of the Company.
     For the fiscal year ending December 31, 2008, Mr. Sinisgalli’s compensation included a salary of $460,000 and a bonus of $238,050 based on certain financial criteria of the Company discussed above. The Committee believes the compensation paid to Mr. Sinisgalli and each of the other named executive officers was reasonable.
Employment Agreements
     Mr. Sinisgalli is party to an employment agreement with the Company. In July 2007, the Compensation Committee approved a modification to Mr. Sinisgalli’s employment agreement, extending the term of the original agreement to April 12, 2012. Under the agreement as modified, Mr. Sinisgalli is entitled to receive an annual base salary of $440,000 (prorated for any year of partial service) and a performance-related bonus targeted at $450,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Sinisgalli may be increased annually at the discretion of the Board of Directors, in regard to salary, and the Compensation Committee, in regard to bonuses. In 2009, the Company intends to pay Mr. Sinisgalli a base salary of $460,000 and a target performance-related bonus of $460,000. In 2008, Mr. Sinisgalli received options to purchase 60,000 shares of the Company’s Common Stock and 20,000 shares of Restricted Stock, which each vest in 16 equal quarterly installments beginning April 2, 2008. All of the unvested options and restricted shares will vest if, after a change in control, Mr. Sinisgalli’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the agreement, Mr. Sinisgalli has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Sinisgalli has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of his employment other than for cause or at the expiration of the agreement’s term, Mr. Sinisgalli is eligible to receive eighteen months of his then current base salary, including COBRA payments for Mr. Sinisgalli’s family medical and dental coverage, and will have 90 days in which to exercise his vested stock options.
     Mr. Story is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $255,000, with a performance-related bonus targeted at $178,500 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Story may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2008, the Company paid Mr. Story a base salary of $275,000 and a target performance-related bonus of $100,913. In 2009, the Company intends to pay Mr. Story a base salary of $275,000 and a performance related bonus targeted at $195,000. In 2008, Mr. Story received stock option grants to purchase a total of 21,000 shares of Common Stock and 7,000 shares of Restricted Stock, which each vest in four equal annual installments beginning January 2, 2009. All of the unvested options and restricted shares will vest if, after a change in control, Mr. Story’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the employment agreement, Mr. Story has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. Mr. Story has agreed not to solicit the Company’s customers for a period of one year following any termination. Under his Severance and Non-Competition Agreement, Mr. Story is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement. In addition to salary payments, Mr. Story is entitled to receive a prorated portion of the bonus earned through the termination date and one year of COBRA payments for Mr. Story’s family medical and dental coverage. Severance payments are payable in twelve equal monthly installments from date of termination. Mr. Story will have 90 days in which to exercise his vested stock options.
     Mr. Dabbiere is party to a severance and noncompetition agreement pursuant to which in the event of termination of employment (as defined in his severance and noncompetition agreement), Mr. Dabbiere is eligible to receive twelve months of his then current base salary, payable in twelve equal monthly installments from date of termination, including COBRA payments for Mr. Dabbiere’s family medical and dental coverage. All of his unvested options and restricted shares will vest if after a change in control, Mr. Dabbiere’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. In 2008, the Company paid Mr. Dabbiere a base salary of $240,000, a target performance-related bonus of $80,213, and a $10,000 discretionary bonus. In 2009, the Company intends to pay Mr. Dabbiere a base salary of $240,000 and a performance related bonus targeted at $155,000. In 2008, Mr. Dabbiere received options to purchase 15,000 shares of the Company’s Common Stock and 5,000 shares of Restricted Stock, which each vest in four equal annual installments beginning January 2, 2009. Under the agreement, Mr. Dabbiere has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Dabbiere has agreed not to solicit the Company’s customers for a period of one year following any termination. Further, Mr. Dabbiere will have 30 days in which to exercise his vested stock options.
     The Company and Mr. Johar entered into a Separation and Release Agreement subsequent to the end of the Company’s most recent fiscal year and in connection with Mr. Johar’s resignation. Under this agreement, Mr. Johar is entitled to receive a lump sum payment of $20,000, payment for 25 earned vacation days at his current salary and an aggregate amount of $300,000 subject to all standard deductions, to be paid in twenty-four equal bi-monthly payments following the effective date of his resignation. This separation agreement contains a general release of the Company and covenants not to compete with the Company or solicit its employees for one year from the date of termination. Under his prior employment agreement, which was in effect at the end of the Company’s most recent fiscal year, he was entitled to receive an annual base salary of $245,000, with a performance-related bonus targeted at up to $155,000 per year based on specific criteria as stated in his employment agreement, which amounts could be increased annually at the discretion of the

Chief Executive Officer or the Board of Directors. In 2008, the Company paid Mr. Johar a base salary of $300,000 and a target performance-related bonus of $103,500. In 2008, Mr. Johar received options to purchase 30,000 shares of the Company’s Common Stock and 10,000 shares of Restricted Stock, which each vest in four equal annual installments beginning January 2, 2009, which continued to vest through Mr. Johar’s termination date of January 15, 2009. Mr. Johar had thirty days after January 15, 2009 in which to exercise his vested options. Under his employment agreement, Mr. Johar agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Johar has agreed not to solicit the Company’s customers for a period of one year following any termination.
     Mr. Mitchell is party to a separation and noncompetition agreement and an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $250,000, with a performance-related bonus targeted at $390,000 per year based on specific objectives and subjective criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Mitchell may be increased annually at the discretion of the Chief Executive Officer, President or the Board of Directors, in regard to salary, and at the sole discretion of the Company, in regard to bonuses. In 2008, the Company paid Mr. Mitchell a base salary of $340,000, a target performance-related bonus of $116,438 and a discretionary bonus of $56,250. In 2009, the Company intends to pay Mr. Mitchell a base salary of $340,000 and a target performance-related bonus of $450,000. In 2008, Mr. Mitchell received options to purchase 50,000 shares of the Company’s Common Stock and 16,667 shares of Restricted Stock, which each vest in four equal annual installments beginning January 2, 2009. All of the unvested options and restricted shares will vest if after a change in control, Mr. Mitchell’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the agreement, Mr. Mitchell has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Mitchell has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment (as defined in his separation and noncompetition agreement), Mr. Mitchell is eligible to receive twelve months of his then current base salary, payable in twelve equal monthly installments from date of termination, including COBRA payments for Mr. Mitchell’s family medical and dental coverage. Further, Mr. Mitchell will have 30 days from the date of any termination in which to exercise his vested stock options.
Policy with Respect to Qualifying Compensation for Deductibility
     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other three most highly compensated executive officers. The Compensation Committee considers tax deductibility when making its decisions regarding executive compensation but reserves the right to award nondeductible compensation when appropriate to accomplish other compensation objectives. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.
Limitation of Liability and Indemnification of Officers and Directors
     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.
     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:
•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.

     The Company has entered into indemnification agreements with certain executive officers and directors providing indemnification similar to that provided in the Bylaws.
EXECUTIVE COMPENSATION
     The following table sets forth, for the three years ended December 31, 2008, the total compensation paid to or earned by the named executive officers:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Peter F. Sinisgalli	2008	$460,000	$—	$671,383	$789,834	$238,050	$10,367	$2,169,634
President, Chief Executive	2007	440,000	—	287,778	380,943	447,263	8,970	1,564,954
Officer and Director	2006	425,000	—	69,875	138,198	360,188	—	993,261
Dennis B. Story	2008	$275,000	$—	$89,400	$559,363	$100,913	$7,750	$1,032,426
Senior Vice President and	2007	265,000	—	49,342	545,771	179,450	7,750	1,047,313
Chief Financial Officer	2006	255,000	—	—	386,545	113,794	—	755,339
David K. Dabbiere	2008	$240,000	$10,000	$63,898	$100,624	$80,213	$10,348	$505,083
Senior Vice President and	2007	225,000	—	35,227	76,016	145,500	10,189	491,932
Chief Legal Officer	2006	208,000	—	—	33,806	119,000	—	360,806
Pervinder Johar	2008	$300,000	$—	$120,984	$193,272	$103,500	$9,402	$727,158
Senior Vice President and	2007	270,000	—	63,426	143,698	184,600	10,189	671,913
Chief Technology Officer	2006	245,000	—	—	67,676	131,750	98,353	542,779
Jeffrey S. Mitchell	2008	$340,000	$56,250	$212,870	$357,095	$116,438	$7,617	$1,090,270
Executive Vice President –	2007	325,000	—	120,281	291,507	436,800	9,219	1,182,807
Americas Operations	2006	312,000	—	33,336	172,329	451,250	—	968,915

(1)	This column represents the discretionary cash bonus recommended by our Chief Executive Officer and approved by our Compensation Committee: In January 2008, the Chief Executive Officer recommended and the Compensation Committee reviewed and approved a $10,000 discretionary bonus for Mr. Dabbiere based on the successful management of the Company’s human resources organization during a transition of executive leadership. Mr. Dabbiere’s bonus amount was determined based on a level commensurate with his contribution. In February 2009, the Chief Executive Officer recommended and the Compensation Committee reviewed and approved a discretionary bonus of $56,250 for Mr. Mitchell based on his additional leadership efforts in achieving competitive wins in strategic deals greater than $1 million in license revenue in a difficult selling environment in the second half of 2008 due to rapid decline in the global macro-economic environment. The bonus award amount was equal to 25% of the maximum amount payable under Mr. Mitchell’s license revenue short-term incentive plan.

(2)	This column represents the dollar value of stock awards each year reported based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2008 Annual Report (Note 2, Stock-Based Compensation).

(3)	This column represents the dollar value of stock option awards each year reported based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2008 Annual Report (Note 2, Stock-Based Compensation).

(4)	Represent amounts earned in the applicable year, regardless of whether such amounts were paid prior to the end of such year.

(5)	In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits have been omitted because the aggregate amount of such perquisites and other personal benefits for each of the named executive officers was less than $10,000 in the fiscal year. The amounts in this column represent the 401(k) match and tax withholding paid by the Company on behalf of named executive officers.

Grants of Plan-Based Awards
     The following table provides additional information about stock and option awards granted to our named executive officers during the year ended December 31, 2008.

Grants of Plan-Based Awards
						All Other	All Other
						Stock	Option	Exercise	Grant
			Estimated Future Payouts Under			Awards:	Awards:	or Base	Date Fair
			Non-Equity Incentive Plan			Number of	Number of	Price of	Value of
			Awards(1)			Shares of	Securities	Option	Stock and
			Threshold	Target	Maximum	Stock or	Underlying	Awards	Option
Name	Grant Date		($)	($)	($)	Units(2)(#)	Options(3)	($/sh)	Awards
Peter F. Sinisgalli	1/2/2008		$—	$—	$—	20,000	60,000	$25.75	$996,800
	12/7/2007	(4)	—	460,000	920,000
Dennis B. Story	1/2/2008		—	—	—	7,000	21,000	25.75	348,880
	12/7/2007	(4)	—	195,000	390,000
David Dabbiere	1/2/2008		—	—	—	5,000	15,000	25.75	249,200
	12/7/2007	(4)	—	155,000	310,000
Pervinder Johar	1/2/2008		—	—	—	10,000	30,000	25.75	498,400
	12/7/2007	(4)	—	200,000	400,000
Jeffrey S. Mitchell	1/2/2008		—	—	—	16,667	50,000	25.75	830,675
	12/7/2007	(4)	—	450,000	900,000

(1)	Represents cash incentive plan threshold, target and maximum awards for 2008. The actual cash incentive paid to the named executive officers for 2008 pursuant to the plan is set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This column represents restricted stock granted to the executives during 2008 pursuant to the Company’s 2007 Stock Incentive Plan.

(3)	This column represents stock options granted to the executives during 2008 pursuant to the Company’s 2007 Stock Incentive Plan.

(4)	This refers to the date the Compensation Committee approved the fiscal year 2008 executive bonus plan.

Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes the equity awards we have made to our named executive officers that are outstanding as of December 31, 2008. The market value of unvested stock awards is determined based on the closing stock price of $15.81 on December 31, 2008.

Outstanding Equity Awards at Fiscal Year End
		Option Awards(1)				Stock Awards(2)
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards
								Plan	Market or
								Awards:	Payout
								Number of	Value of
								Unearned	Unearned
						Number of	Market	Shares,	Shares,
		Number of	Number of			Shares or	Value of	Units Or	Units or
		Securities	Securities			Units of	Shares or	Other	Other
		Underlying	Underlying			Stock	Units of	Rights	Rights
		Unexercised	Unexercised	Option	Option	That Have	Stock that	That Have	That Have
	Grant	Options (#)	Options (#)	Exercise	Expiration	Not Vested	have not	Not Vested	Not Vested
Name	Date	Exerciseable	Unexerciseable	Price ($)	Date	(#)	Vested ($)	(#)	($)
Peter F. Sinisgalli	3/16/2004	392,846	—	$27.95	3/16/2014	—	$—	—	$—
	3/16/2004	7,154	—	27.95	3/16/2014	—	—	—	—
	1/5/2005	100,000	—	22.28	1/5/2015	—	—	—	—
	11/29/2005	50,000	—	21.98	11/29/2012	—	—	—	—
	1/4/2006	34,375	15,625	21.20	1/4/2013	—	—	—	—
	1/4/2007	21,875	28,125	30.16	1/4/2014	9,376	148,235	—	—
	2/1/2007	4,375	5,625	28.07	2/1/2014	1,875	29,644	—	—
	7/19/2007	37,500	162,500	28.52	7/19/2014	54,167	856,380	—	—
	1/2/2008	11,250	48,750	25.75	1/2/2015	16,250	256,913	—	—
Dennis Story	3/16/2006	87,500	87,500	$21.54	3/16/2013	—	$—	—	$—
	1/4/2007	5,250	15,750	30.16	1/4/2014	5,250	83,003	—	—
	1/2/2008	—	21,000	25.75	1/2/2015	7,000	110,670	—	—
David Dabbiere	11/30/2000	5,000	—	$38.98	11/30/2010	—	$—	—	$—
	12/17/2001	390	—	27.41	12/17/2011	—	—	—	—
	12/17/2001	5,610	—	27.41	12/17/2011	—	—	—	—
	11/15/2002	14,600	—	26.20	11/15/2012	—	—	—	—
	11/15/2002	400	—	26.20	11/15/2012	—	—	—	—
	12/16/2003	15,000	—	27.77	12/16/2013	—	—	—	—
	5/3/2004	20,000	—	26.87	5/3/2014	—	—	—	—
	1/5/2005	12,500	—	22.28	1/5/2015	—	—	—	—
	11/29/2005	9,375	—	21.98	11/29/2012	—	—	—	—
	1/4/2006	6,250	6,250	21.20	1/4/2013	—	—	—	—
	1/4/2007	3,750	11,250	30.16	1/4/2014	3,750	59,288	—	—
	1/2/2008	—	15,000	25.75	1/2/2015	5,000	79,050	—	—

Outstanding Equity Awards at Fiscal Year End
		Option Awards(1)				Stock Awards(2)
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards
								Plan	Market or
								Awards:	Payout
								Number of	Value of
								Unearned	Unearned
						Number of	Market	Shares,	Shares,
		Number of	Number of			Shares or	Value of	Units Or	Units or
		Securities	Securities			Units of	Shares or	Other	Other
		Underlying	Underlying			Stock	Units of	Rights	Rights
		Unexercised	Unexercised	Option	Option	That Have	Stock that	That Have	That Have
	Grant	Options (#)	Options (#)	Exercise	Expiration	Not Vested	have not	Not Vested	Not Vested
Name	Date	Exerciseable	Unexerciseable	Price ($)	Date	(#)	Vested ($)	(#)	($)
Pervinder Johar	1/1/2003	11,322	—	$23.66	2/14/2009	—	$—	—	$—
	1/1/2003	12,678	—	23.66	2/14/2009	—	—	—	—
	12/16/2003	10,000	—	27.77	2/14/2009	—	—	—	—
	7/20/2004	20,000	—	25.80	2/14/2009	—	—	—	—
	1/5/2005	35,000	—	22.28	2/14/2009	—	—	—	—
	11/29/2005	25,000	—	21.98	2/14/2009	—	—	—	—
	1/4/2006	12,500	12,500	21.20	2/14/2009	—	—	—	—
	1/4/2007	6,750	20,250	30.16	2/14/2009	6,750	106,718	—	—
	1/2/2008	—	30,000	25.75	2/14/2009	10,000	158,100	—	—
Jeffrey Mitchell	11/30/2000	15,730	—	$38.98	11/30/2010	—	$—	—	$—
	11/30/2000	4,270	—	38.98	11/30/2010	—	—	—	—
	7/12/2001	10,000	—	28.83	7/12/2011	—	—	—	—
	12/17/2001	21,000	—	27.41	12/17/2011	—	—	—	—
	1/23/2002	15,000	—	26.65	1/23/2012	—	—	—	—
	6/12/2002	10,000	—	25.31	6/12/2012	—	—	—	—
	7/22/2002	5,000	—	18.85	7/22/2012	—	—	—	—
	7/22/2002	4,695	—	18.85	7/22/2012	—	—	—	—
	7/22/2002	305	—	18.85	7/22/2012	—	—	—	—
	9/6/2002	24,883	—	19.54	9/6/2012	—	—	—	—
	9/6/2002	5,117	—	19.54	9/6/2012	—	—	—	—
	12/27/2002	16,000	—	24.70	12/27/2012	—	—	—	—
	6/6/2003	25,000	—	28.06	6/6/2013	—	—	—	—
	12/11/2003	100,000	—	26.64	12/11/2013	—	—	—	—
	1/5/2005	100,000	—	22.28	1/5/2015	—	—	—	—
	11/29/2005	50,000	—	21.98	11/29/2012	—	—	—	—
	1/4/2006	25,000	25,000	21.20	1/4/2013	—	—	—	—
	1/4/2007	12,500	37,500	30.16	1/4/2014	12,501	197,641	—	—
	1/2/2008	—	50,000	25.75	1/2/2015	16,667	263,505	—	—

(1)	Stock options become exercisable in accordance with the vesting schedule below:

Option Awards Vesting Schedule
Name	Grant Date	Vesting(A)
Peter F. Sinisgalli	3/16/2004	6.25% per quarter until accelerated in December 2005
	1/5/2005	6.25% per quarter until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/4/2006	6.25% per quarter for 4 years
	1/4/2007	6.25% per quarter for 4 years
	2/1/2007	6.25% per quarter for 4 years
	7/19/2007	6.25% per quarter for 4 years
	1/2/2008	6.25% per quarter for 4 years
Dennis B. Story	3/16/2006	25% per year for 4 years
	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
David K. Dabbiere	11/30/2000	25% per year for 4 years
	12/17/2001	25% per year for 4 years
	11/15/2002	25% per year until accelerated in December 2005
	12/16/2003	25% per year until accelerated in December 2005
	5/3/2004	25% per year until accelerated in December 2005
	1/5/2005	50% per year until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/4/2006	25% per year for 4 years
	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
Pervinder Johar	1/1/2003	25% per year for 4 years until accelerated in December 2005
	12/16/2003	25% per year for 4 years until accelerated in December 2005
	7/20/2004	25% per year for 4 years until accelerated in December 2005
	1/5/2005	50% per year for 2 years until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/4/2006	25% per year for 4 years
	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
Jeffrey S. Mitchell	11/30/2000	25% per year for 4 years
	7/12/2001	100% on 12/31/03
	12/17/2001	1/3 per year for 3 years
	1/23/2002	50% on 1/23/2004 and 1/23/2005
	6/12/2002	50% on 6/30/2004 and 6/30/2005
	7/22/2002	100% after 5 years
	9/6/2002	1/3 per year for 3 years
	12/27/2002	25% per year for 3 years until accelerated in December 2005
	6/6/2003	1/3 per year for 3 years until accelerated in December 2005
	12/11/2003	8.33% per quarter until accelerated in December 2005
	1/5/2005	50% per year until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/4/2006	25% per year for 4 years
	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years

(A)	During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by our employees with an exercise price of $22.09 or higher. The accelerated vesting affected options for approximately 765 option holders, representing 1.9 million shares of our common stock. In order to prevent unintended personal benefits to individuals resulting from the accelerated vesting of options, we imposed sales restrictions on shares acquired upon exercise of these options that parallel the vesting requirements of the original options. These sales restrictions on the shares acquired continue following termination of employment until the original vesting dates are reached.

     (2) Restricted Stock vests in accordance with the schedule below:

Stock Awards Vesting Schedule
Name	Grant Date	Vesting
Peter F. Sinisgalli	1/4/2007	6.25% per quarter for 4 years
	2/1/2007	6.25% per quarter for 4 years
	7/19/2007	6.25% per quarter for 4 years
	1/2/2008	6.25% per quarter for 4 years
Dennis B. Story	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
David K. Dabbiere	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
Pervinder Johar	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
Jeffrey S. Mitchell	1/4/2007	25% per year for 4 years
	1/2/2008	25% per year for 4 years
Option Exercises and Stock Vested Table
     The following Option Exercises and Stock Vested table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2008.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
Peter F. Sinisgalli	—	$—	23,750	$534,649
Dennis B. Story	—	—	1,750	43,470
David K. Dabbiere	—	—	1,250	31,050
Pervinder Johar	—	—	2,250	55,890
Jeffrey S. Mitchell	—	—	4,166	103,483
     If the following events had occurred on December 31, 2008, amounts shown in the following table would have been due to the named executive officers.

		Termination and
	Termination For	Constructive		Change In Control
Name	Cause(1)	Termination		and Termination
Peter F. Sinisgalli	$—	$711,196	(2)	$2,002,367	(2)(4)
Dennis B. Story	—	289,130	(3)	482,803	(3)(4)
David K. Dabbiere	—	254,130	(3)	392,468	(3)(4)
Pervinder Johar	—	749,094	(5)	1,013,912	(4)(5)
Jeffrey S. Mitchell	—	354,130	(6)	815,276	(4)(6)

(1)	Cause is defined in the relevant employment agreement or severance and non-competition agreement.

(2)	Mr. Sinisgalli’s severance and non-competition agreement provides for the payment of 18 months of his then current base salary and 18 months of COBRA payments for medical and dental benefits for Mr. Sinisgalli and his family in the event of termination other than for Cause (as defined in the agreement). This agreement also provides for a gross up for any excise taxes up to $1 million, with certain exceptions. As of December 31, 2008, no excise tax would have been payable and therefore no amount related to excise tax has been included in the above table.

(3)	The severance and non-competition agreement of the named executive officer provides for the payment of twelve months of then current base salary and twelve months of COBRA payments for the executive’s and his family’s medical and dental benefits in the event of termination other than for cause (as defined in the agreement).

(4)	The Compensation Committee of the Board of Directors has adopted a policy for named executive officers that all unvested options and restricted stock will vest upon a change of control and subsequent termination or constructive termination. Note that Mr. Story’s employment agreements provides for the vesting of all unvested options and restricted stock merely upon a change in control. The amount included in the table for the vesting of these previously unvested stock options is the intrinsic value—i.e., the amount by which the market value of the Company’s common stock on December 31, 2008 ($15.81 per share) exceeded the exercise price as of December 31, 2008 of the unvested “in-the-money” stock options.

(5)	Mr. Johar’s severance and non-competition agreement in effect on December 1, 2008 provided for the payment of 24 months of then current base salary, a prorated portion of earned bonus through the termination date, 24 months of COBRA payments for Mr. Johar and his family’s medical and dental benefits, up to 25 days of accrued vacation, and up to $100,000 in relocation costs in the event of termination other than for cause (as defined in the agreement) prior to July 31, 2009. The maximum permissible amount of relocation costs has been included in the above table. Note that Mr. Johar’s severance arrangements were modified in connection with his resignation. The Separation Agreement and Release that Mr. Johar and the Company entered into on December 31, 2008 (the “Separation Agreement”) effective on January 8, 2009 supersedes all previous agreements between Mr. Johar and the Company. Under the Separation Agreement, Mr. Johar is entitled to receive a lump sum payment of $20,000, payment for 25 earned vacation days at his current salary and an aggregate amount of $300,000 subject to all standard deductions, to be paid in twenty-four equal bi-monthly payments following his termination date, which was January 15, 2009.

(6)	Mr. Mitchell’s severance and non-competition agreement provides for the payment of twelve months of then current base salary and twelve months of COBRA payments for Mr. Mitchell and his family’s medical and dental benefits in the event of termination other than for cause (as defined in the agreement), except in the event of a voluntary termination, none of these payments shall be due.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2008: Thomas E. Noonan (Chairman), John J. Huntz, Jr., Peter J. Kight and Brian J. Cassidy. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the Securities and Exchange Commission. Directors, executive officers and persons owning beneficially more than 10% of the Common Stock are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2008, except inadvertent late filings to report: (1) dispositions of common stock by Mr. Johar on May 1, 2008, reported on a Form 4 dated May 14, 2008, (2) the grant of restricted common stock to Messrs. Dabbiere, Johar, Mitchell, Sinisgalli and Story on January 2, 2008 reported on a Form 5 for Mr. Johar and a Form 4 for each other executive on February 3, 2009 and (3) dispositions by Mr. Raghavan on May 10, 2007, May 15, 2007 and May 16, 2007 and by his wife on May 18, 2007 and by a trust controlled by his wife on May 15, 2007 and May 16, 2007 and an acquisition by this same trust on February 21, 2008, all reported on a Form 4 dated March 10, 2009.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2009 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2009 (and in the Company’s Annual Report on Form 10-K through incorporation by reference to the Proxy Statement).
Compensation Committee
Thomas E. Noonan, Chairman
Brian J. Cassidy
John J. Huntz, Jr.
Peter J. Kight

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
POLICY ON RELATED PARTY TRANSACTIONS
     The Company’s Code of Business Conduct and Ethics, which is available in the Investor Relations section of our web site at www.manh.com, and its conflicts of interest policy provide generally that the Company’s directors, officers and employees must avoid any personal, financial or family interest that could keep such person from acting in our best interest. Approval of the Chief Executive and Chief Legal Officers is needed for such conflicts; however, the Company has an unwritten policy that conflicts involving directors or executive officers must be approved by the Audit Committee or the independent members of the Board of Directors.
     The Company had no transactions with related parties during 2008.
AUDIT COMMITTEE REPORT
     The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.
     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Goodwin, Lautenbach and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, the complete text of which is available in its current form in the Investor Relations section of our web site at www.manh.com.
     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 480), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent registered public accounting firm, Ernst & Young LLP, has provided to the Audit Committee the written disclosures and letter to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP that firm’s independence. The Audit Committee has concluded that Ernst & Young LLP’s provision of audit and non-audit services to the Company is compatible with Ernst & Young LLP’s independence.
     The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, which it made using the criteria set forth by the Committee Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2008.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Audit Committee
John J. Huntz, Jr., Chairman
Paul R. Goodwin
Dan L. Lautenbach
Thomas E. Noonan
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
PROPOSAL 2
APPROVAL OF AMENDMENT TO MANHATTAN ASSOCIATES, INC. 2007 STOCK INCENTIVE PLAN
     On April 4, 2007, our Board of Directors adopted the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “Plan”), and on May 18, 2007 our stockholders approved the Plan authorizing 2,300,000 shares available for grant. The Board of Directors requests that you approve an amendment to the Plan (the “Amendment”), contained in the proposed amended Plan attached hereto as Annex A, authorizing an additional 2,400,000 shares for grant under the Plan and certain other amendments the Board has deemed advisable. The sections of the Plan proposed to be amended are 3.1, 3.2, 7.2(j) and 7.3(h). In Annex A, additions to those sections are marked with underlining and deleted words are struck through.
     The purpose of the Plan is to promote our long-term success and increase shareholder value by:
•	attracting and retaining key employees and directors of outstanding ability;

•	encouraging key employees and directors to focus on long-range objectives; and

•	further aligning the interests of key employees and directors with the economic interests of the shareholders.
     As intended, most of these 2,300,000 shares originally authorized under the Plan have been awarded to key employees and directors during the past three years (2007-2009), adhering to all restrictions and limitations established at the time of authorization of the Plan. Following the annual grant to named executive officers, which occurred on January 19, 2009, the composition of outstanding awards and shares available for grant is as follows:

	As of February 19, 2009
Award Type	Awards Outstanding		Shares Available
Stock Options [1]		6,326,471	336,506
Restricted Stock		439,965	142,658

Total		6,766,436	479,164

[1] Outstanding Stock Option Detail:
Weighted Average Exercise Price	$25.18
Weighted Average Remaining Term	4.6 years

     With only 479,164 shares remaining available for grant, the Plan requires additional shares in order to continue providing appropriate and competitive long-term incentive awards to key employees. After careful consideration of various alternatives and approaches, the Board of Directors has approved, subject to shareholder approval, the Amendment to the Plan to increase the number of shares available under the Plan by 2,400,000 shares and to make certain other changes the Board has deemed advisable. The material features of this proposed amendment are as follows:
•	Increase the maximum number of shares reserved and available for issuance by 2,400,000, to a maximum of 4,700,000 shares.

•	Adopt a “fungible” pool structure whereby each grant of a stock option or stock appreciation right will be counted against the maximum share limitation as one share; and whereby each grant of a restricted stock award or restricted stock unit award (including performance-based shares) will count against the maximum share limitation as two shares. This pool structure replaces the original 600,000 share limit for awards of restricted stock and restricted stock units.

•	Expressly clarify that shares withheld or surrendered upon exercise of an option or vesting or settlement of an award to cover taxes are not available for future issuance under the Plan.

•	Provide that options or stock appreciation rights that are “out of the money” cannot be exchanged for cash without shareholder approval.
     The Board believes that the combination of the new shares and the “fungible” pool structure will provide sufficient flexibility for the Company to continue providing competitive and appropriate long-term incentive opportunities to key employees for several years and that doing so is critical to attracting, motivating, and retaining the talent necessary to deliver the expected performance results and increases in shareholder value over time.
All other key provisions and features of the 2007 Stock Incentive Plan remain the same, including:
•	No “liberal” share counting i.e., shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price are not available for future issuing under the Plan; and

•	Prohibition on stock option repricing or exchanges without shareholder approval.
Shares Issuable under the Plan
     Using the closing price of the Company’s common stock on March 31, 2009, the maximum aggregate market value of the 2,400,000 shares to be added to the Plan is $41.6 million. It is anticipated that this share reserve would be sufficient to cover all Company stock awards through fiscal 2011. The shares issued by the Company under the Plan will either be treasury shares or authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the Plan are added back to the shares available for issuance under the Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Plan. Shares acquired by Company in the open market using cash proceeds of option exercises will not be added back to the shares available for issuance under the Plan. To the extent any shares covered by a stock incentive remain unissued after the award is canceled, exchanged or expires unexercised, then such shares of Common Stock may again be available for use under the Plan.
Term of the Plan
     The Plan became effective when adopted by the Board of Directors on April 4, 2007 and the Amendment became effective when adopted by the Board of Directors in April 2009, provided that our shareholders must approve the Amendment within 12 months after the effective date of such Amendment. Unless the Plan is earlier terminated in accordance with its provisions, no stock incentives will be granted under the Plan after the earlier of April 4, 2017, or the date on which all of the shares reserved for the Plan have been issued or are no longer available for use under the Plan. However, the Plan will continue in effect until all outstanding stock incentives have been exercised in full or are no longer exercisable.
Administration of the Plan
     The Plan will continue to be administered by the Board of Directors or a committee appointed and delegated by the Board. The Board of Directors will have full power to interpret the Plan and any agreement or instrument entered into thereunder, determine the terms and conditions of any outstanding stock incentives as allowed under the Plan and make all other determinations or take such other actions as may be necessary or advisable for the administration of the Plan.

Types of Stock Incentives
     The Board of Directors may grant the following stock incentives under the Plan (each individually, a “Stock Incentive”):
•	stock options to purchase shares of Common Stock, including options intended to qualify under Section 422 of the Internal Revenue Code (“incentive stock options”) and options not intended to qualify under Section 422 of the Internal Revenue Code (“non-qualified stock options”);

•	restricted stock awards;

•	restricted stock units; and

•	stock appreciation rights.
     Each of the above Stock Incentives will be evidenced by a stock incentive agreement executed by the Company and the eligible recipient, in such form and with such terms and conditions as the Board of Directors may, pursuant to the provisions of the Plan, determine in its discretion from time to time.
Eligible Recipients
     Awards of Stock Incentives under the Plan may be made to all employees and non-employee directors of, and consultants or advisors that provide services to, the Company or its subsidiaries (collectively, the “Participants”). Only employees are eligible to receive a grant of incentive stock options.
Provisions Applicable to Stock Options
     Exercise Price. The exercise price per share of each stock option will not be less than the fair market value of a share of our common stock on the grant date. With respect to each grant of an incentive stock option to a recipient who is a shareholder holding more than 10% of the Company’s total voting stock, the exercise price will not be less than 110% of the fair market value of the shares. The Board of Directors may not adjust the exercise price of a stock option to a lower price without first receiving the approval of our shareholders.
     Option Term. Stock options may not be exercised after the seventh anniversary of the grant date, except that any incentive stock option granted to a ten-percent shareholder may not be exercised after the fifth anniversary of the grant date.
     Transferability Restrictions. A stock option issued under the Plan may not be transferable or assignable except by will or by the laws of descent and distribution and may be exercisable only by the Participant during the Participant’s lifetime, subject to certain exceptions provided in the Plan. However, a non-qualified stock option may be transferred by the Participant as a bona fide gift to his or her spouse, lineal descendant or ascendant, siblings and children by adoption.
     Payment. Payment for shares purchased pursuant to the exercise of a stock option may be made in cash only. In addition, the stock option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Board of Governors of the Federal Reserve System, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Except as otherwise provided in the Plan, payment must be made at the time that the stock option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. Other methods of payment may also be used if approved by the Board of Directors in its sole and absolute discretion and provided for under the related stock incentive agreement.
Provisions Applicable to Stock Appreciation Rights
     Terms, Conditions and Restrictions. A stock appreciation right is a contractual right whereby the Participant, without payment to the Company (except for any applicable withholding or other taxes), receives cash, shares, a combination thereof, or such other consideration as the Board of Directors may determine, in an amount equal to the excess of the fair market value per share on the exercise date over the exercise price per share for that stock appreciation right. The exercise price per share for the stock appreciation right will not be less than the fair market value of a share of our common stock at the grant date. The Board of Directors may not adjust the exercise price of a stock appreciation right to a lower price without first receiving the approval of our shareholders.

     Transferability Restrictions. No stock appreciation right granted under the Plan may be transferred, pledged, assigned or otherwise alienated other than by will or the laws of descent and distribution and may be exercisable only by the Participant. However, a stock appreciation right may also be transferred by the Participant as a bona fide gift to his or her spouse, lineal descendant or ascendant, siblings and children by adoption.
Provisions Applicable to Restricted Stock Awards
     Terms, Conditions and Restrictions. The Board of Directors may determine the terms, conditions, restrictions and other provisions of each restricted stock award. Restricted stock awards issued under the Plan may have restrictions that lapse based upon the service of a Participant, or based upon the attainment of performance goals established pursuant to the business criteria listed in the Plan, or based upon any other criteria that the Board of Directors may determine appropriate. The Board of Directors may require a cash payment from the Participant in exchange for the grant of a restricted stock award or may grant a restricted stock award without the requirement of a cash payment.
     Transferability Restrictions. A restricted stock award may not be transferred by the Participant, other than by will or by the laws of descent and distribution.
     Voting, Dividends and Other Rights. Unless the related stock incentive agreement provides otherwise, recipients of restricted stock awards are entitled to vote and to receive dividends during the periods of restriction.
Provisions Applicable to Restricted Stock Units
     Terms, Conditions and Restrictions. A restricted stock unit entitles the Participant to receive one share of Common Stock at such future time and upon such terms as specified by the Board of Directors in the applicable stock incentive agreement. Restricted stock units issued under the Plan may have restrictions that lapse based upon the service of a Participant, or based upon other criteria that the Board of Directors may determine appropriate. The Board of Directors may require a cash payment from the recipient in exchange for the grant of a restricted stock unit or may grant a restricted stock unit without the requirement of a cash payment.
     Transferability Restrictions. A restricted stock unit may not be transferred by the recipient, other than by will or by the laws of descent and distribution.
     Voting, Dividends and Other Rights. Unless the related stock incentive agreement provides otherwise, recipients of restricted stock units are not entitled to vote and to receive dividends until they become owners of the shares pursuant to their restricted stock units.
Change of Control
     Upon the occurrence of a “change in control” (as defined in the Plan), with respect to any Stock Incentive granted under the Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), the Board of Directors may, at its discretion, (i) accelerate the vesting and/or exercisability of such Non-Assumed Stock Incentive; (ii) cancel any such Non-Assumed Stock Incentive that has not vested nor become exercisable as of the effective date of the change in control; (iii) cancel such Non-Assumed Stock Incentive in exchange for its in-the-money value, if any, as determined in the Plan; (iv) cancel such Non-Assumed Stock Incentive after providing the opportunity to exercise such Stock Incentive prior to the change of control; or (v) cancel any Non-Assumed Stock Incentive that does not have any in-the-money value.
Amendment and Termination
     The Board of Directors may suspend, terminate or amend the Plan from time to time; except that certain amendments as specified in the Plan may not be made without the approval of the shareholders of the Company, including an amendment to increase the number of shares reserved and issuable under the Plan, to extend the term of the Plan, or to decrease the minimum exercise price of any Stock Incentive. The Board of Directors may also modify, amend or cancel any Stock Incentive granted under the Plan; provided, however, that without the consent of the Participant affected, no such modification, amendment or cancellation may diminish the rights of such Participant under the Stock Incentive previously granted under the Plan.

Federal Income Tax Consequences
     The following is a brief outline of the federal income tax consequences to Participants of the receipt or exercise of Options. It does not discuss all the possible tax consequences of exercising options, which depend on each employee’s own individual tax and financial situation.
     Incentive Stock Options. A Participant who receives an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the underlying Shares on the date of exercise (referred to as the “spread”) generally will constitute an item of alternative minimum tax adjustment for purposes of the alternative minimum tax for the year in which the option is exercised, and thus may increase the federal income tax liability of the option holder as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Internal Revenue Code. The Participant generally will be entitled to long-term capital gain treatment upon the sale of Shares acquired pursuant to the exercise of incentive stock options, if the Shares have been held for more than two years from the date of grant of the option and for more than one year after exercise.
     If the Participant disposes of Shares acquired pursuant to the exercise of an incentive stock option before the expiration of either of these holding periods (a “disqualifying disposition”), generally the gain realized on disposition will be ordinary compensation income to the extent of the spread (or, if less, the amount realized on such disposition). However, if the option holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder will recognize ordinary income in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the Shares as of a later date (such later date being the earlier of (1) the expiration of 6 months from the date of exercise, or (2) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code § 83(b) election, in which event the fair market of the Shares will be determined on the date of exercise) and (ii) the price at which the Shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the Shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the Shares is less than the option exercise price, the option holder will recognize a capital loss equal to the excess of the option exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to the long-term capital assets is satisfied.
     For these purposes, the use of Shares acquired upon exercise of an incentive stock option to pay the option exercise price of another option (whether or not it is an incentive stock option) will be considered a disposition of the Shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such Shares after holding them for the requisite holding periods or transfers Shares acquired pursuant to exercise of a nonqualified stock option or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred Shares were acquired pursuant to an incentive stock option and regardless of how long the option holder has held such Shares, the basis of the new Shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new Shares equal to the number of older Shares tendered (in payment of the option’s exercise) is considered exchanged under Internal Revenue Code §1036 and the rulings thereunder. Accordingly these new Shares receive the same holding period and the same basis the option holder had in the old tendered Shares, if any, plus the amount included in income from the deemed sale of the old Shares and the amount of cash or other non-stock consideration paid for the new Shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered Shares receives a basis of zero, and the option holder’s holding period with respect to such Shares commences upon exercise.
     An option holder may have tax consequences upon exercise of an incentive stock option if the aggregate fair market value of Shares of the Common Stock subject to incentive stock options which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess Shares will be treated as though they are subject to a nonqualified stock option instead of an incentive stock option. Upon exercise of an option with respect to these Shares, the option holder will have the tax consequences described below with respect to the exercise of nonqualified stock options.
     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an incentive stock option. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

     Nonqualified Stock Options. A Participant generally does not recognize income for federal income tax purposes upon the date of grant of a nonqualified stock option, unless the nonqualified stock option itself has a readily ascertainable fair market value (usually meaning that the option itself is traded). However, the holder of a nonqualified stock option must recognize ordinary income upon exercise in the amount of the spread. If the option holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder recognizes ordinary income in the amount by which the fair market value of the Shares determined as of a later date exceeds the exercise price for such Shares, with such later date being the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code §83(b) election, in which event the fair market value of the Shares will be determined on the date of exercise. The Company generally will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company’s tax year during which the option holder recognizes ordinary income, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.
     Upon the sale of Shares acquired pursuant to the exercise of Nonqualified Stock Options, the Participant will recognize capital gain (or loss) to the extent that the amount realized from the sale exceeds (or in the case of a loss, is less than) the fair market value of the Shares on the date of exercise (or, if the option holder was subject to Section 16(b) of the Securities Exchange Act of 1934 and did not make a timely Internal Revenue Code §83(b) election, the fair market value on the delayed determination date, if applicable). This gain will be long-term capital gain (or loss, as the case may be) if the Shares have been held for more than one year after exercise.
     Special rules apply to a Participant who exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of Shares to the Company. If an option holder exercises a nonqualified stock option by paying the option exercise price with previously acquired Shares, the option holder will generally recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new Shares equivalent to the number of older Shares tendered (in payment of the nonqualified stock option exercised) is considered to have been exchanged in accordance with Internal Revenue Code §1036 and the rulings thereunder. Accordingly, no gain or loss is recognized upon the exchange, and the new Shares received in the exchange obtain the same holding period and the same basis the option holder had in the old tendered Shares. In the second step, with respect to the number of new Shares acquired in excess of the number of old Shares tendered, the option holder will recognize income on those new Shares equal to their fair market value less any non-stock consideration tendered. The excess new Shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any non-stock consideration tendered. Their holding period for the excess new Shares will commence upon the exercise of the Option.
     Stock Appreciation Rights. At the time a stock appreciation right is granted, a stock appreciation right holder will recognize no taxable income, and there are no tax consequences to the Company. The stock appreciation right holder will recognize taxable income at the time the stock appreciation right is exercised in an amount equal to the amount of cash and the fair market value of the shares of the Common Stock received upon such exercise. However, if the stock appreciation right holder is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the stock appreciation right holder will recognize taxable income at the time the stock appreciation right is exercised in an amount equal to the amount of cash received upon exercise and the fair market value (determined as of the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such stock appreciation right holder to suit under Section 16(b) of the Securities Exchange Act, unless the stock appreciation right holder makes a timely Internal Revenue Code §83(b) election) of the Common Stock received upon such exercise. The income recognized on exercise of a stock appreciation right will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction with respect to the exercise of a stock appreciation right in an amount equal to the amount of ordinary income recognized by the stock appreciation right holder upon such exercise, provided the Company satisfies applicable federal income tax reporting requirements or the stock appreciation right holder actually reports such income on his or her federal income tax returns. Any gain or loss upon the disposition of the Common Stock acquired pursuant to the exercise of a stock appreciation right will qualify as short-term or long-term capital gain or loss depending on how long the stock appreciation right holder holds the Common Stock before such disposition.

     Restricted Stock Awards. A holder of a restricted stock award will generally recognize income upon its receipt, but only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock award is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the Shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the Shares that become non-forfeitable during that year. If a holder of a restricted stock award cannot sell the Shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the Shares will be treated as subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of those Shares, determined as of the time that the restrictions on those Shares lapse, less any purchase price paid. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock award, provided the Company satisfies applicable federal income tax reporting requirements or the holder of the restricted stock award actually reports such income on his or her federal income tax return.
     Alternatively, a holder of a restricted stock award may make a timely Internal Revenue Code §83(b) election to recognize ordinary income for the taxable year in which he receives a restricted stock award in an amount equal to the fair market value of all Shares awarded to him (even if the Shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the Shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the Shares. Such gain will be taxable at the applicable capital gains rate. A timely Internal Revenue Code §83(b) election must be made within 30 days after the transfer of the restricted stock award to the holder. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election, provided the Company satisfies applicable federal income tax reporting requirements or the employee actually reports such income on his or her federal income tax returns.
     Cash dividends paid to a holder of a restricted stock award prior to the date the underlying Shares are no longer subject to a substantial risk of forfeiture or are forfeited are treated as ordinary income of the holder of the Shares in the year received. Depending upon the period Shares are held after receipt by a holder of a restricted stock award, the sale or other taxable disposition of such Shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such Shares generally (i) when the Shares are no longer subject to a substantial risk of forfeiture, or (ii) upon receipt if a timely Internal Revenue Code §83(b) election was made with respect to the Shares.
     Limitation on Company Deductions. Notwithstanding the preceding provisions, generally no federal income tax deduction is allowed for compensation paid to a “covered employee” in any taxable year of the Company, to the extent that such compensation exceeds $1,000,000 and the Company is a publicly held corporation. For this purpose, “covered employees” are generally the chief executive officer of the Company and the four highest compensated officers of the Company, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is commission based compensation, performance based compensation, compensation which would not be includable in an employee’s gross income, and compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.
     Regulations indicate that compensation attributable to a stock option or a stock appreciation right will generally satisfy the limitation exception for performance based compensation if the grant or award is made by a “compensation committee” (a committee composed of “outside” directors), the plan under which the option or right is granted states the maximum number of shares with respect to which the options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Options, stock appreciation rights and other awards granted under the Plan may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.
     Restricted Stock Units. Generally, if a restricted stock unit is designed so as to be paid on or shortly after the restricted stock unit becomes vested and no longer subject to a substantial risk of forfeiture, then the cash or the fair market value of the Shares paid upon the vesting of the restricted stock unit will be ordinary income to the restricted stock unit recipient and the Company will be entitled to an income tax deduction for such amount as compensation paid. However, if a restricted stock unit is not so designed, the restricted stock unit may be deemed a nonqualified deferred compensation plan under Internal Revenue Code §409A, in which case, unless the restricted stock unit is designed to meet the requirements of

Internal Revenue Code §409A, the restricted stock unit recipient would be subject to immediate taxation upon receipt of the restricted stock unit as ordinary income, along with an additional twenty-percent (20%) tax, and further tax could be imposed each following year. If the restricted stock unit may be deemed a nonqualified deferred compensation plan under Internal Revenue Code §409A and is designed to meet the requirements of Internal Revenue Code §409A, then the case or the fair market value of the Shares paid under the restricted stock unit would be ordinary income to the restricted stock unit recipient at the time of payment, and the Company will be entitled to an income tax deduction for such amount as compensation paid during the year of actual payment. The requirements of Internal Revenue Code §409A that must be met by a restricted stock unit to avoid immediate taxation generally are that the timing and form of payment must be specified at the time of grant of the restricted stock unit, that the restricted stock unit may only provide for payment at certain times, and that no payments under the restricted stock unit may be accelerated. Other requirements may also apply as well.
     Golden Parachute Payments. The terms of Stock Incentive Agreement evidencing awards under the Plan may provide for accelerated vesting of a Stock Incentive in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to such Stock Incentives may be characterized as “parachute payments” under the golden parachute provisions of the Internal Revenue Code. Under Section 280G of the Internal Revenue Code, no federal income tax deduction is allowed to a corporation for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subject the recipient to a 20% excise tax under Internal Revenue Code §4999. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for a corporation, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of a corporation, to the extent that such payments (in present value) exceed three times the payee’s average annual taxable compensation from the corporation for the previous five years. Certain payments with respect to non-publicly traded corporations, payments for reasonable compensation for services rendered after a Change of Control and payments from qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to Stock Incentives granted under the Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.
     The Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.
     The state income tax consequences of Stock Incentives under the Plan depend on the individual laws of each particular state.
     New plan Benefits. As of the date of this proxy statement, no awards have been made from the Plan from the 2,400,000 new shares to be added to the Plan. The amount of the awards to be made in the future under the Plan is not presently determinable.
Prior Awards Made Under the Plan
     The following table sets forth the total number of stock options received by such individuals and groups under the Plan since its inception in 2007, including options that have been exercised as of March 31, 2009.

Name and Position	Number of Shares
Pete F. Sinisgalli, President, Chief Executive Officer and Director	320,000
Dennis B. Story, Senior Vice President and Chief Financial Officer	42,000
David Dabbiere, Senior Vice President and Chief Legal Officer,	30,000
Pervinder Johar, Senior Vice President and Chief Technology Officer	30,000
Jeffrey S. Mitchell, Executive Vice President, Americas Operations	100,000

All executive officers as a group (5 persons)	522,000
All non-employee directors as a group (7 persons)	112,500
All employees (other than executive officers) as a group	830,561

Total	1,465,061

     Restricted stock awards have also been made under the plan. See “Executive Compensation” for more information.

     The following table provides information regarding our current equity compensation plans as of December 31, 2008:
Equity Compensation Plan Information

Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
	of outstanding options,	outstanding options,	equity compensation
Plan Catergory	warrants and rights	warrants and rights	plans
Equity compensation plans aprroved by security holders	6,010,909	$26.00	1,171,776
Equity compensation plans not aprroved by security holders	—	—	—

	6,010,909	$26.00	1,171,776

     Additional information regarding our equity compensation plans can be found in Note 2 of the Notes to our Consolidated Financial Statements in our Annual Report to Shareholders accompanying this proxy statement.
     As of December 31, 2008, there were 1,176,776 shares available for issuance under the Plan. On February 5, 2009 the Board granted its annual equity awards to employees under the Plan, leaving 479,164 shares remaining available for issuance after that date.
Vote Required and Board Recommendation
     In order to be approved, the number of votes cast for approval of the Amendment must exceed the number cast against, assuming the presence of a quorum.
     The Board has determined that the Amendment is in the best interest of the Company and its shareholders. The Board of Directors recommends a vote FOR the approval of the Amendment to the Plan.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     In February 2009, the Board of Directors appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to the submission and approval of a budget for audit and audit related fees for services to be rendered for our 2010 fiscal year. The appointment of Ernst & Young LLP was recommended to the Board by its Audit Committee. In the event shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, the Audit Committee will review its future selection of the independent registered public accounting firm. In addition, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees
     The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years:

	2008	2007
Audit Fees (1)	$998,472	$1,026,575
Tax Fees (2)	105,085	344,793
All Other Fees (3)	1,500	1,500

Total Fees	$1,105,057	$1,372,868

(1)	Audit fees consisted of charges associated with the annual audit and the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.

(3)	All other fees include charges for products and/or services other than those described above.
     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.
     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
SHAREHOLDER PROPOSALS
     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2010 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2009, if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2010 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.
     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made.
COMMUNICATION WITH DIRECTORS
     We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.
FORM 10-K EXHIBITS
     We have included with this Proxy Statement a copy of our Form 10-K which is part of our Annual Report to Shareholders for the fiscal years ending December 31, 2008, including the financial statements, schedules and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS
     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ David K. Dabbiere
David K. Dabbiere
Senior Vice President and Chief Legal Officer

Annex A
Manhattan Associates, Inc.
2007 Stock Incentive Plan
as amended by the First Amendment
1 Purpose
     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals.
2 Definitions
     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.
     2.1 Amendment Date means, with respect to any amendment to this Plan pursuant to Section 12 referenced in Section 9.1, the earlier of (1) the date on which this Plan is so amended by the Board, or (2) the date on which such amendment is approved by the shareholders.
     2.2 Board means the Board of Directors of the Company.
     2.3 Business means the development and provision of supply chain software solutions for the planning and execution of supply chain activities.
     2.4 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.
     2.5 Change of Control means any of the following:
     (a) Any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or
     (b) Any transaction pursuant to which persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., fifty percent (50%) or more) voting interest in the Company;
     (c) Any change in the composition of the Board within a twelve (12) month period resulting in fewer than a majority of the members of the Board being Incumbent Directors; or
     (d) Any transaction or series of transactions pursuant to which any Person or Persons acting in concert acquire outstanding voting securities of the Company, if, after such transaction or transactions, the acquiring Person(s) own(s), control(s), or hold(s), with power to vote, at least forty percent (40%) of any class of voting securities of the Company.

     2.6 Code means the Internal Revenue Code of 1986, as amended.
     2.7 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.
     2.8 Company means Manhattan Associates, Inc., a Georgia corporation, and any successor to such organization.
     2.9 Common Stock means the common stock of the Company.
     2.10 Confidential Information means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company’s competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients and customers of the Company, and (vi) information concerning the Company’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.
     2.11 Constructive Discharge means a termination of employment with the Company by an Employee due to any of the following events if the termination occurs within thirty (30) days of such event:
     (a) Forced Relocation or Transfer. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Employee’s being transferred to a site of employment which is located further than 50 miles from the Employee’s current site of employment. For this purpose, an Employee’s site of employment shall be the site of employment to which they are assigned as their home base, from which their work is assigned, or to which they report, and shall be determined by the Committee in its sole discretion on the basis of the facts and circumstances.
     (b) Decrease in Salary or Wages. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a salary or wage rate which is less than the Employee’s prior salary or wage rate.
     (c) Significant and Substantial Reduction in Benefits. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Employee’s cash compensation. The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Employee, and any salary or wages paid to the Employee. However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Employee by a successor employer as a result of a change of the Employee’s employment from employment with the Company to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated Employees of the successor.
     2.12 Contact means, with respect to a Participant, any interaction between such Participant and a Customer which (i) takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company and (ii) occurs during the last year of a Participant’s employment with, or performance of services for, the Company .
     2.13 Controlled Group means the Company and any other entity the employees of which would be required to be aggregated with the employees of the Company pursuant to Code §§414(b), (c), (m) or (o).

     2.14 Customer means any person or entity to whom the Company has sold its products or services, or has solicited to sell its products or services.
     2.15 Director means a member of the Board.
     2.16 Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.
     2.17 Eligible Recipient means an Employee and/or a Key Person.
     2.18 Employee means a common law employee of the Company, a Subsidiary or a Parent.
     2.19 Exchange Act means the Securities Exchange Act of 1934, as amended.
     2.20 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.
     2.21 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):
     (a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
     (b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or
     (c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.
     2.22 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.
     2.23 Forfeiture Activities means, with respect to a Participant, any of the following:
     (a) Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; or (ii) after Participant’s cessation of services for the Company, retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or destroys, deletes, or alters the Trade Secrets or Confidential Information without the Company’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.
     (b) Solicitation of Customers. During the Forfeiture Period of such Participant, the Participant directly or indirectly solicits any Customer of the Company for the purpose of selling or providing any goods or services competitive with the Business, provided that such Participant had Contact with such Customer. Nothing in this subsection (b) shall be construed to include Customers of the Company (i) which such Participant never sold or provided any goods or services to while employed by the Company, (ii) that explicitly severed it business relationship with the Company unless such Participant, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) which product line or service line the Company no longer offers. The restrictions set forth in this subsection (b) apply only to the Customers with whom the Participant had Contact.

     (c) Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment relationship with the Company or (b) work for any other person or entity engaged in the Business; provided, however, this subsection (c) shall only apply if such Participant had Material Interaction with such Forfeiture Period Employee, or if such Participant, directly or indirectly, supervised such Forfeiture Period Employee.
     2.24 Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, and for a period of two (2) years thereafter.
     2.25 Forfeiture Period Employee means any Person who (a) is employed by the Company at the time Participant ceases to perform services for the Company, or (b) was employed by the Company during the last year in which Participant performed services for the Company (or during the period in which the Participant performed services for the Company if the Participant performed services for the Company for less than a year).
     2.26 Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that, subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a director of the Company.
     2.27 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
     2.28 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.
     2.29 Key Person means (a) a member of the Board who is not an Employee, or (b) a consultant or advisor; provided, however, that such consultant or advisor must be a natural person who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (i) not being in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of the general instructions to SEC Form S-8.
     2.30 Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant’s duties for the Company.
     2.31 NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.
     2.32 Option means an ISO or a NQSO.
     2.33 Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.
     2.34 Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.
     2.35 Participant means an individual who receives a Stock Incentive hereunder.
     2.36 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).
     2.37 Plan means the Manhattan Associates, Inc. 2007 Stock Incentive Plan, as may be amended from time to time.
     2.38 Qualified Termination means a termination of the employment of an employee where such termination is done by the Company without Cause or where such termination is a Constructive Discharge.
     2.39 Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.
     2.40 Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.
     2.41 SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, the excess of the Fair Market Value of a Share over and above such amount, the holder of such Stock Appreciation Right may be able to receive upon the exercise or payment of such Stock Appreciation Right.
     2.42 Share means a share of the Common Stock of the Company.
     2.43 Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the SAR Exercise Price noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.
     2.44 Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, or a Stock Appreciation Right.
     2.45 Stock Incentive Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Stock Incentive.
     2.46 Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     2.47 Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent. For purposes of the preceding sentence, shares of stock owned

(directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation , partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.
     2.48 Trade Secrets means information of the Company, and their licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
3 Shares Subject to Stock Incentives
     3.1 Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed ~~Two~~Four Million ~~Three~~Seven Hundred Thousand (~~2,300,000), with no more than Six Hundred Thousand (600,000) Shares issuable as Restricted Stock or pursuant to Restricted Stock Units~~4,700,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Each Share subject to a grant of an Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right will be counted against the maximum Share limitation as one Share; and each Share subject to a grant of a Restricted Stock Award or Restricted Stock Unit Award (including performance-based shares) will count against the maximum Share limitation as two Shares; provided, however, that any Stock Incentives that can only be settled in cash and that cannot be settled in Shares shall not result in a deduction from the maximum Share limitation.
     3.2 Determination of Maximum Aggregate Shares Issuable. Any Shares subject to a Stock Incentive that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, with un-issued Shares subject to Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights being added back as one Share and un-issued Shares subject to Restricted Stock Awards or Restricted Stock Unit Awards (including performance-based shares) being added back as two Shares. However, in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.2(e) or in the case of Shares that are withheld or surrendered for payment of tax withholding obligations as described in Section 14.3, any Shares which are never actually issued (or are issued and then cancelled) because they are considered payment of the exercise price or payment of tax withholding obligations shall be counted as issued in applying the provisions of Section 3.1 along with the net number of Shares that are issued pursuant to the exercise of an Option.
     3.3 Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total maximum number of Shares that may be issued pursuant to Stock Incentives under this Plan pursuant to the preceding Sections of this Section 3.
     3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of Two Million (2,000,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.
4 Effective Date
     The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the shareholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that shareholder approval of this Plan is not obtained, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the shareholders after being submitted to the shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that shareholder approval of this Plan is obtained unless the Optionee recipient of such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO option by an Optionee prior to the date that shareholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Optionee.
5 Administration
     5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.
     5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.
     5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of two (2) or more Outside Directors (which may be the Compensation Committee of the Board). In addition, the Board may delegate a portion of its authority under the Plan to a Committee appointed by the Board consisting of one (1) or more Directors provided, however, that such Committee may not grant a Stock Incentive (A) that would allow the purchase or payment of, or with respect to, more than Twenty-Five Thousand (25,000) Shares, or (B) to an Insider. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. Only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.
     5.4 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.
     5.5 Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a director (other than an independent director of the Company), the loss or liability was the result of negligence or misconduct by the director, or (b) in the case that the director is an independent director of the Company, the loss or liability was the result of gross negligence or willful misconduct by the director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from Stockholders.
6 Eligibility
     Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.
7 Terms of Stock Incentives
     7.1 Terms & Conditions of All Stock Incentives.
     (a) Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and, to the extent allowed by Sections 7.2(j) and 7.3(h) herein, shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.
     (b) Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.
     (c) Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.
     (d) Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (or a Committee to which the Board has delegated its authority pursuant to Section 5.3 hereof) (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (3) has taken all such other action necessary to direct the grant of the Stock Incentive.
     7.2 Terms & Conditions of Options.
     (a) Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.
     (b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase

Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.
     (c) Exercise Price. Subject to adjustment in accordance with Section 9 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option, the Exercise Price shall not be less than (1) the Fair Market Value of a Share on the date the Option is granted, (2) the minimum price required by applicable state law, (3) the minimum price required by the Company’s governing instrument, or (4) $0.01, whichever price is greater. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. Notwithstanding the foregoing, the Exercise Price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) (or the corresponding provisions of future guidance) may be established under the requirements of those provisions without regard to the foregoing (see subsection (h) below)..
     (d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:
(1)	make an Option exercisable before the date such Option is granted; or

(2)	make an Option exercisable after the earlier of:
     (i) the date such Option is exercised in full, or
     (ii) the date that is the seventh (7th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.
A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.
     (e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise, by delivery to the Company of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Stock Incentive Agreement.
     (f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if the recipient of an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
     (g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.
     (h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.
     (i) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).
     (j) Potential Repricing of Stock Options. With respect to any one or more Options granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Options is appropriate, but only with, and upon securing, the approval of the Shareholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling ~~of~~ an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for cash, another Option, a Restricted Stock Award, or other equity in the Company.

     7.3 Terms and Conditions of Stock Appreciation Rights.
     (a) Grants of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.
     (b) SAR Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:
     (1) make a Stock Appreciation Right exercisable before the date such Stock Appreciation Right is granted; or
     (2) make a Stock Appreciation Right exercisable after the earlier of:
     (i) the date such Stock Appreciation Right is exercised in full, or
     (ii) the date that is the seventh (7th) anniversary of the date such Stock Appreciation Right is granted.
A Stock Incentive Agreement may provide for the exercise of a Stock Appreciation Right after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.
     (c) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.
     (d) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part. Furthermore, if the recipient of a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan.
     (e) Restrictions on Shares Awarded. Shares awarded pursuant to Stock Appreciation Rights shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Stock Appreciation Right as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to Share holders under any applicable agreement among the Share holders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
     (f) Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant, except that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.
     (g) Special Provisions for Tandem SAR’s. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.
     (h) Potential Repricing of SARs. With respect to any one or more Stock Appreciation Rights granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Stock Appreciation Rights is appropriate, but only with, and upon securing, the approval of the Shareholders of the Company. For this purpose, “repricing” of Stock Appreciation Rights shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Stock Appreciation Right; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling ~~of~~ an existing Stock Appreciation Right at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Stock Appreciation Right, in exchange for cash, another Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company.
     7.4 Terms & Conditions of Restricted Stock Awards.
     (a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the

Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction. The Company may retain the certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the recipient may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.
     (b) Acceleration of Award. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.
     (c) Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.
     (d) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
     (e) Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time provided that the transferee is bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award.
     (f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement expressly provides otherwise, holders of Restricted Stock Awards shall, with respect to the Shares subject to such Stock Incentive Agreement, be entitled (1) to vote such Shares, and (2) to receive any dividends declared upon such Shares, during any period of restriction imposed by the Stock Incentive Agreement, but shall not be entitled (1) to vote such Shares, or (2) to receive any dividends declared upon such Shares, on or after the date on which Shares are forfeited pursuant to such Stock Incentive Agreement.
     7.5 Terms & Conditions of Restricted Stock Units.
     (a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Unit receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for the Restricted Stock Unit may be made by the recipient during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.
     (b) Vesting of Restricted Stock Units. The Board may establish a vesting schedule applicable to a Restricted Stock Unit and may specify the times, vesting and performance goal requirements that may be applicable to a Restricted Stock Unit. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Restricted Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.
     (c) Acceleration of Award. The Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.
     (d) Necessity of Stock Incentive Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan. The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.
     (e) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.
     (f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.
     (g) Code §409A Requirements. A Restricted Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Restricted Stock Units under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Restricted Stock Unit.
     (h) No ERISA Employee Benefit Plan Created. Except to the extent that the Board expressly determines otherwise in resolutions, a Restricted Stock Unit must contain terms and provisions designed to ensure that the Restricted Stock Unit will not be considered an “employee benefit plan” as defined in ERISA §3(3).
     (i) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Unit as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to Share holders under any applicable agreement among the Share holders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
8 Securities Regulation
     Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive

Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.
9 Life of Plan
     No Stock Incentive shall be granted under this Plan on or after the earlier of:
     9.1 The tenth (10th) anniversary of the Effective Date of this Plan (or the tenth (10th) anniversary of the Amendment Date of any subsequent amendment to this Plan if such amendment would require the approval of the shareholders pursuant to Treas. Reg. §1.422-2(b)(2) and such approval was obtained), or
     9.2 The date on which all of the Shares available for issuance under Section 3 of this Plan have (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan, lapse of all restrictions under Restricted Stock Awards granted under this Plan, or vesting and payment of all Restricted Stock Units granted under this Plan) been issued or no longer are available for use under this Plan.
     After such date, this Plan shall continue in effect with respect to any then-outstanding Stock Incentives until (1) all then-outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable, (2) all Restricted Stock Awards have vested or been forfeited, and (3) all Restricted Stock Units have vested and been paid or been forfeited.
10 Adjustment
     Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any individual under Section 3 of this Plan, the number and type of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, may be adjusted by the Board in its sole discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FAS 123R. Furthermore, the Board shall have the right to, and may in its sole discretion, adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Stock Incentives; provided, however, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FAS 123R. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.
11 Change of Control of Company
     11.1 General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):
     (a) Accelerate the vesting and/or exercisability of any such Non-Assumed Option; and/or
     (b) Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or
     (c) Unilaterally cancel any such Non-Assumed Option in exchange for:
     (1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or
     (2) cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or
     (d) Unilaterally cancel any such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or
     (e) Unilaterally cancel any such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.
However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.
     11.2 General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):
     (a) Accelerate the vesting and/or exercisability of such Non-Assumed SAR; and/or
     (b) Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of the Action Effective Date; and/or
     (c) Unilaterally cancel such Non-Assumed SAR in exchange for:
     (1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; or
     (2) cash or other property equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; and/or
     (d) Unilaterally cancel such Non-Assumed SAR after providing the holder of such SAR with (1) an opportunity to exercise such Non-Assumed SAR to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or
     (e) Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.
However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.
     11.3 General Rule for Restricted Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):
     (a) Accelerate the vesting of such Non-Assumed RSU; and/or
     (b) Unilaterally cancel any such Non-Assumed RSU which has not vested as of the Action Effective Date; and/or
     (c) Unilaterally cancel such Non-Assumed RSU in exchange for:
     (1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); or
     (2) cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); and/or
     (d) Unilaterally cancel such Non-Assumed RSU and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.
However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive

Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.
     11.4 General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.
12 Amendment or Termination
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 9, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.2(j)) may also be required pursuant to rules promulgated by an established stock exchange or a national market system for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)
13 Performance Criteria for Performance-Based Exception
     13.1 Performance Goal Business Criteria. The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:
     (a) Earnings per share;
     (b) Net income (before or after taxes);
     (c) Return measures (including, but not limited to, return on assets, equity or sales);
     (d) Cash flow return on investments which equals net cash flows divided by owners equity;
     (e) Earnings before or after taxes, depreciation and/or amortization;
     (f) Gross revenues;
     (g) Operating income (before or after taxes);
     (h) Total shareholder returns;
     (i) Corporate performance indicators (indices based on the level of certain services provided to customers);
     (j) Achievement of sales targets;
     (k) Completion of acquisitions;

     (l) Cash generation, profit and/or revenue targets;
     (m) Growth measures, including revenue growth, as compared with a peer group or other benchmark;
     (n) Share price (including, but not limited to, growth measures and total shareholder return); and/or
     (o) Pre-tax profits.
The Board may propose for shareholder vote and shareholder approval a change in these general performance measures set forth in this Section at any time.
     13.2 Performance Periods. The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).
     13.3 Modifications to Performance Goal Business Criteria. In the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.
14 Miscellaneous
     14.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.
     14.2 No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.
     14.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, or grant of or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.
     14.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.
     14.5 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.
     14.6 Governing Law. The laws of the State of Georgia shall govern this Plan and any Stock Incentive Agreement issued hereunder. If Georgia’s conflict of law rules would apply another state’s laws, the laws of the State of Georgia shall still govern.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy – Manhattan Associates, Inc.

2300 Windy Ridge Parkway
Suite 1000
Atlanta, Georgia 30339
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Peter F. Sinisgalli and David K. Dabbiere, Esq., and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2009, at the annual meeting of Shareholders to be held on May 29, 2009 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters as described in the accompanying Proxy Statement and as to any other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof.
Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all Nominees in Proposal 1 and “FOR” Proposals 2 and 3.
It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.
This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to:
Proxy Services, C/O Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078.
(Please date and sign on reverse)
(Continued on reverse side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. These methods are valid under §14-2-722 of the Georgia Business Corporation Code.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Peter J. Kight	☐	☐	02 - Deepak Raghavan	☐	☐	03 - Peter F. Sinisgalli	☐	☐

2.	Approval of Amendment to Manhattan Associates, Inc. 2007 Stock Incentive Plan	For ☐	Against ☐	Abstain ☐	3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	For ☐	Against ☐	Abstain ☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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